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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
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☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

SCHWEITZER-MAUDUIT INTERNATIONAL, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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March 12, 2009

Frédéric Villoutreix
Chairman of the Board and
Chief Executive Officer

TO OUR STOCKHOLDERS:

        On behalf of the Board of Directors and management of Schweitzer-Mauduit International, Inc., I cordially invite you to the Annual Meeting of Stockholders to be held on Thursday, April 23, 2009 at 11:00 a.m. at the Company's corporate headquarters located at 100 North Point Center East, Suite 600, Alpharetta, Georgia.

        At the Annual Meeting, stockholders will be asked to elect 2 directors for a 3-year term and to approve the Company's Annual Incentive Plan. The Company's Board of Directors recommends unanimously that you vote in favor of these proposals, which are more fully described in the accompanying Notice of Annual Meeting and Proxy Statement.

        It is important that your stock be represented at the meeting regardless of the number of shares you hold. You are encouraged to specify your voting preferences by so marking and dating the enclosed proxy card. But, if you wish to vote in accordance with the directors' recommendation, all you need do is sign and date the card.

        Please complete and return the proxy card in the enclosed envelope whether or not you plan to attend the meeting. If you do attend and wish to vote in person, you may revoke your proxy at that time.

        If you plan to attend the meeting, please check the card in the space provided. This will assist us with meeting preparations and will enable us to expedite your admittance. If your shares are not registered in your own name and you would like to attend the meeting, please ask the broker, trust, bank or other nominee which holds the shares to provide you with evidence of your share ownership, which will enable you to gain admission to the meeting.

Sincerely,

Frédéric Villoutreix

SCHWEITZER-MAUDUIT INTERNATIONAL, INC.
100 North Point Center East, Suite 600
Alpharetta, Georgia 30022-8246

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

April 23, 2009

        The Annual Meeting of Stockholders of Schweitzer-Mauduit International, Inc. will be held at the Company's corporate headquarters located at 100 North Point Center East, Suite 600, Alpharetta, Georgia, on Thursday, April 23, 2009 at 11:00 a.m. for the following purposes:

  1.
  To elect 2 directors for a 3-year term to expire at the 2012 Annual Meeting of Stockholders;

  2.
  To approve the Schweitzer-Mauduit International, Inc. Annual Incentive Plan; and

  3.
  To transact such other business as may properly be brought before the meeting or any adjournment thereof.

        You may vote all shares that you owned as of February 26, 2009, which is the record date for the Annual Meeting. I urge you to sign, date and promptly return the enclosed proxy card in the enclosed business reply envelope. No postage is required if mailed in the United States.

John W. Rumely, Jr. Secretary and General Counsel

March 12, 2009

SCHWEITZER-MAUDUIT INTERNATIONAL, INC.
100 North Point Center East, Suite 600
Alpharetta, Georgia 30022-8246

PROXY STATEMENT

INTRODUCTION

        This Proxy Statement and the accompanying proxy card are furnished to the stockholders of Schweitzer-Mauduit International, Inc., a Delaware corporation, referred to as either the Company or SWM, in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Stockholders to be held on April 23, 2009 ("Annual Meeting") and at any adjournment thereof. Proxies in the accompanying form, properly signed and received in time for the meeting, will be voted as instructed. If no instructions are given, proxies will be voted for the election of the 2 directors nominated for election and in favor of approving the Annual Incentive Plan. Any proxy may be revoked by the stockholder granting it at any time before it is voted by delivering to the Secretary of the Company another signed proxy card, or a signed document revoking the earlier proxy or by attending the meeting and voting in person. The Company intends to mail this Proxy Statement and proxy card, together with the 2008 Annual Report to Stockholders, on or about March 12, 2009.

        Each stockholder of record at the close of business on February 26, 2009 will be entitled to 1 vote for each share registered in such stockholder's name. Proxies cannot be voted for a greater number of persons than the number of nominees named in this Proxy Statement. As of February 26, 2009, there were 15,344,452 shares outstanding of the Company's common stock, par value $0.10 per share (the "Common Stock").

        The Company will pay the entire cost of the proxy solicitation. The Company has retained American Stock Transfer & Trust Company, the Company's transfer agent, to aid in the solicitation of proxies. Proxy solicitation services on routine proxy matters are included in the fees paid to American Stock Transfer & Trust Company to act as the Company's stock transfer agent and registrar. Only reasonable out-of-pocket expenses on proxy solicitation services are charged separately. The Company will reimburse brokers, fiduciaries and other nominees for their reasonable expenses in forwarding proxy materials to beneficial owners. In addition to solicitation by mail, directors, officers and employees of the Company may solicit proxies in person, by telephone or by other means of communication.

        If a stockholder is a participant in the Schweitzer-Mauduit International, Inc. Retirement Savings Plan ("Plan"), the proxy card represents the number of full shares of Common Stock held for the benefit of the participant in the Plan as well as any shares of Common Stock registered in the participant's name. Thus, a proxy card for such a participant grants a proxy for shares registered in the participant's name and serves as a voting instruction for the trustee of the Plan for the account in the participant's name. Information as to the voting instructions given by individuals who are participants in the Plan will not be disclosed to the Company.

        Pursuant to Section 216 of the Delaware General Corporation Law and the Company's By-Laws, a quorum for the Annual Meeting will be a majority of the issued and outstanding shares of the Company's Common Stock, present in person or represented by proxy. Directors shall be elected by a plurality of the votes present in person or represented by proxy and entitled to vote on the election of directors. Votes may be cast in favor of or withheld from each nominee; votes that are withheld will be excluded entirely from the vote and will have no effect. Under applicable Delaware law, a broker non-vote will have no effect on the outcome of the election of directors. In all matters that are presented for action at the Annual Meeting, other than the election of directors, the affirmative vote of a majority of shares present in person or represented by proxy and entitled to vote on the subject matter shall be the act of the stockholders.

NOMINATION OF DIRECTORS

        Directors may be nominated by the Board of Directors or by stockholders in accordance with the By-Laws of the Company. The Nominating & Governance Committee, which is composed of 3 independent directors, identifies potential candidates and reviews all proposed nominees for the Board of Directors, including those proposed by stockholders. The candidate review process includes an assessment of the person's judgment, experience, independence, understanding of the Company's business or other related industries, commitment and availability to prepare for and attend Board and Board Standing Committee meetings and such other factors as the Nominating & Governance Committee determines are relevant in light of the needs of the Board of Directors and the Company. The Nominating & Governance Committee selects qualified candidates and presents them to the full Board of Directors, which body decides whether to invite the candidate to be a nominee for election to the Board of Directors. The Nominating & Governance Committee Charter authorizes the Nominating & Governance Committee to retain such outside experts as it deems necessary and appropriate to assist it in the execution of its duties.

        Any stockholder of record entitled to vote generally in the election of directors may submit a candidate for consideration by the Nominating & Governance Committee by notifying the Secretary and General Counsel in writing at the address noted on the face page of this Proxy Statement. The notice of intent to nominate a candidate for the Board of Directors must satisfy the requirements described below and must be delivered, either by personal delivery or by United States mail, postage prepaid, to the Secretary and General Counsel of the Company and received by the Company not less than 120 calendar days before the anniversary date of the Company's proxy statement released to stockholders in connection with the previous year's annual meeting. If the annual meeting is not scheduled to be held within a period that commences 30 days before such anniversary date and ends 30 days after such anniversary date (an annual meeting date outside such period being referred to herein as an "Other Meeting Date"), such stockholder notice shall be given in the manner provided herein by the later of the close of business on (i) the date 90 days prior to such Other Meeting date or (ii) the 10th day following the date such Other Meeting Date is first publicly announced or disclosed.

        The stockholder's notice of intent to nominate a candidate for the Board of Directors shall state the following:

  •
  the name and address of record of the stockholder who intends to make the nomination;

  •
  a representation that the stockholder is a holder of record of shares of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice;

  •
  the name, age, business and residence addresses, and principal occupation or employment of each nominee;

  •
  a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder;

  •
  such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission; and

  •
  the consent of each nominee to serve as a director of the Company if so elected.

        The Company may require any proposed nominee to furnish such other information as may reasonably be required by the Company to determine the eligibility of such proposed nominee to serve as a director of the Company.

        In the event that the number of directors to be elected to the Board of Directors of the Company is increased and either all of the nominees for director or the size of the increased Board of Directors is not publicly announced or disclosed by the Company at least 100 days prior to the first anniversary of the preceding year's annual meeting, a stockholder notice shall also be considered timely hereunder, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary of the Company at the principal executive office of the Company not later than the close of business on the 10th day following the first date all of such nominees or the size of the increased Board of Directors shall have been publicly announced or disclosed.

PROPOSAL ONE

ELECTION OF DIRECTORS

        The Board of Directors presently has 6 members, 5 of whom are independent. The Board of Directors is divided into 3 classes that are elected on a staggered basis with 1 class elected each year for a 3-year term. Ms. Arnold, Mr. Caldabaugh and Mr. Jackson have served on the Company's Board of Directors since November 30, 1995. Mr. McCullough, Mr. Villoutreix and Mr. Finn were first elected to serve as directors effective October 1, 2006, June 1, 2007 and April 24, 2008, respectively.

        The incumbent Class II directors are Mr. K.C. Caldabaugh and Mr. William A. Finn. They are nominated for re-election at the 2009 Annual Meeting to serve for a term to expire at the 2012 Annual Meeting of Stockholders, and until their successors are elected and have qualified. The Board of Directors has determined that Mr. Caldabaugh and Mr. Finn are independent. Should the nominees become unable to serve, proxies may be voted for another person designated by the Board of Directors. The nominees have advised the Company that they will serve if elected. The remaining directors will continue to serve as directors for the terms set forth on page 5.

Certain Information Regarding Directors and Nominees

        The names of the directors continuing in office and nominees, their ages as of the date of the Annual Meeting, their principal occupations during the past 5 years, other directorships currently held by each as of the date hereof and certain other biographical information are set forth on the following pages.

NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS

For a 3–Year Term Expiring at the 2012 Annual Meeting of Stockholders

Name	Age	Period Served as a Director	Class	Expiration of Term of Office	Principal Occupations and Businesses During Last 5 Years and Current Directorships
K.C. Caldabaugh	62	1995-Present	II	April 2009	•	Principal, Heritage Capital Group, an investment banking firm, presently and since July 2001
William A. Finn	63	April 2008-Present	II	April 2009	•	Chairman, AstenJohnson Holding Ltd, a holding company that has interests in paper machine clothing manufacturers, presently and since 2006
					•	Chairman and Chief Executive Officer, AstenJohnson, Inc., a paper machine clothing manufacturer, 1999-2006.

The Board of Directors unanimously recommends a vote FOR the election of the nominees as Class II Directors.

MEMBERS OF THE BOARD OF DIRECTORS OTHER THAN THOSE
UP FOR ELECTION

Name	Age	Period Served as a Director	Class	Expiration of Term of Office	Principal Occupations and Businesses During Last 5 Years and Current Directorships
Claire L. Arnold	62	1995-Present	I	April 2011	•	Chief Executive Officer of Leapfrog Services, Inc., a computer support company and network integrator, presently and since 1998
					•	Director–Ruby Tuesday, Inc.
Robert F. McCullough	66	2006-Present	I	April 2011	•	Private investor, presently and since January 2007
					•	Senior Partner, Invesco Ltd. (formerly AMVESCAP PLC), one of the world's largest mutual fund companies marketing products to individuals, corporations and government institutions under the AIM, INVESCO, and Atlanta Trust brands, from June 2004 to December 2006
					•	Chief Financial Officer, AMVESCAP PLC from April 1996 to May 2004
					•	Director–Acuity Brands, Inc.
					•	Director–Comverge, Inc.
Richard D. Jackson	72	1995-Present	III	April 2010	•	Private investor, presently and since August 1995
Frédéric P. Villoutreix	44	2007-Present	III	April 2010	•	Chief Executive Officer and Chairman of the Board, presently and since January 1, 2009
					•	Chief Operating Officer, February 2006–December 2008
					•	Vice President, Abrasives Europe and Coated Abrasives World, Compaigne de Saint-Gobain 2004–January 2006

 PROPOSAL TWO

APPROVAL OF THE SCHWEITZER-MAUDUIT INTERNATIONAL, INC.
ANNUAL INCENTIVE PLAN

        The Annual Incentive Plan has been in place since 1996 and was last submitted to and approved by stockholders in 2004. The Annual Incentive Plan is being submitted for approval by stockholders at this meeting in order to comply with the requirement under Internal Revenue Code ("Code") Section 162(m) that incentive compensation plans be approved by stockholders every 5 years for plan payments to qualify as exempt performance based compensation. The plan has not been materially changed since 1996.

Annual Incentive Plan's Purpose

        The Annual Incentive Plan provides a cash award opportunity to its participants based on the accomplishment of performance objectives that are related to the business unit in which the participant is most directly involved and to individual performance objectives over an annual performance cycle. The purpose of the Annual Incentive Plan is to further unite the interests of the stockholders of the Company and its key executives through:

  (a)
  the annual establishment of Company objectives which are deemed by the Board of Directors Compensation Committee ("Compensation Committee") to be in the best short-and long-range interests of the Company; and

  (b)
  the annual payment of incentive awards to each plan participant provided his or her performance has meaningfully contributed to the attainment of the Company's objectives.

        The full text of the Annual Incentive Plan is included as Appendix A to this document.

        The following points summarize the material terms of the Annual Incentive Plan.

Administration of the Plan

        The Annual Incentive Plan is administered by the Compensation Committee which is composed of 3 independent directors in accordance with New York Stock Exchange Corporate Governance standards and listing rules. The members of the Compensation Committee also qualify under the "outside director" requirement for purposes of Section 162(m). The Compensation Committee determines which officers will participate in the plan, establishes the business unit and Chief Executive Officer's ("CEO") individual performance objectives at the beginning of each performance cycle and evaluates the progress toward accomplishment of the established performance objectives at the end of the performance cycle. The full Board of Directors establishes the performance objectives for the corporate unit. The CEO may designate non-officer employees as participants in the plan and establish officer and non-officer individual performance objectives. Currently 14 officers and 149 non-officers are participants in the Annual Incentive Plan.

Objective Areas, Performance Levels and Ascertainment of Performance Achieved

        For each objective (corporate, unit and individual), performance levels are established which, whenever possible, shall consist of successively higher standards or ranges. These performance levels are defined as Threshold, Target, Outstanding and Maximum. Performance below the Threshold level will not result in the payment of an award. A percentage weighting is assigned to each objective area for a total percentage weighting of 100%. Certain conditions called Control Measures may also be established which are either personal to an individual or general as to a group of individuals. Failure to achieve a Control Measure may deprive the person to whom it applies of his or her right to receive part or all of an award notwithstanding the level of performance attained on any or all other applicable objectives. Performance achieved against objectives is determined based on the Company's and it subsidiaries' audited results and is confirmed by the person or group that was authorized to set the objectives, which means the Board of Directors or the Compensation Committee, except in the case of non-CEO individual performance objectives.

        Unit objectives have typically included such measures as growth in profitability for individual business units and growth in earnings per share for the corporate objective, although other objective measures may be used including, but not limited to, metrics such as return on invested capital, earnings before interest, taxes, depreciation or amortization and operating profit return on sales. Individual objectives may include specific target areas on which the participant should focus during the year.

Determining the Amount of an Incentive Award

        Generally, the incentive award a participant is eligible to receive is the sum of the values attributable to performance actually attained against the individual, unit or corporate objectives the participant has been assigned. The amount of any award a participant is eligible to receive depends upon:

  (a)
  the participant's base salary;

  (b)
  the target incentive award percentage established for the participant;

  (c)
  the percentage weighting applicable to the individual and unit or corporate objectives assigned; and

  (d)
  the performance percentage which applies as a consequence of the performance level attained against each assigned objective.

        The amount of the award for each objective or objective area (unit or corporate) shall be determined by multiplying (a) times (b) times (c) times (d). Target incentive cash opportunities under the Annual Incentive Plan for executive officers, including the CEO, can range from 30% to 75% of a participant's base salary with a maximum payout of up to 192.5% of the participant's Target incentive award percentage. Awards earned are paid in cash in a lump sum provided the participant is still actively employed at the time of payment excepting only death or permanent or total disability. Amounts earned by the Named Executive Officers, as heretofore defined, under the Annual Incentive Plan in 2008 are disclosed at pages 16-18. Total amounts earned by all participants in the Annual Incentive Plan in 2008 were approximately $2,840,507.

        As discussed in further detail in the Comprehensive Compensation Discussion and Analysis at pages 10-12, the Target incentive award percentage for each officer is based on the Competitive Compensation Analysis and is set at approximately the market median for annual bonus awards by position.

Amendment of Objectives, Objective Areas and the Plan Terms

        The Compensation Committee or the Board of Directors may, in their discretion, adjust performance measurements, objectives or objective areas during the year, as may the CEO for non-CEO individual performance. However, this is typically not done except in extraordinary events that have a material impact on an objective, the occurrence of which could not reasonably have been foreseen or anticipated in the exercise of reasonable and good management. In making any such adjustment the Board or the Compensation Committee evaluates, but is not bound by, the impact of any such change on the continued exempt status of an Annual Incentive Plan payment under Code Section 162(m).

        The Board of Directors has the power to amend the plan at any time, order the temporary suspension of its application or terminate it in its entirety; provided, however, that no such action shall adversely affect the rights or interests of participants theretofore vested.

Tax Treatment of the Annual Incentive Plan

        Stockholder approval of the material terms of the Annual Incentive Plan is required in order for it to comply with the performance-based compensation exception set forth in Code Section 162(m) and the regulations thereunder, so that, to the extent possible, compensation paid under the Annual Incentive Plan will be fully deductible by the Company.

The Board of Directors unanimously recommends a vote FOR approval of the Company's Annual Incentive Plan.

EXECUTIVE COMPENSATION

COMPREHENSIVE COMPENSATION DISCUSSION & ANALYSIS

Compensation Philosophy

        The Company's compensation philosophy centers on 3 tenets:

  •
  Pay for performance

  •
  Alignment with stockholders

  •
  Total compensation set at market value for like skills and responsibilities

Implementation of Philosophy

        The Company implements its compensation philosophy through a number of methodologies including:

  •
  Allocating a material portion of total compensation to incentive based, at risk, compensation opportunities

  •
  Setting incentive plan objectives that directly or indirectly contribute to increased shareholder value

  •
  Awarding a material portion of total compensation in the form of equity

  •
  Utilizing an annual competitive compensation study to guide total and individual compensation components and values

        The Company's philosophy is reflected in the components of the compensation opportunity provided for in the 2008 compensation package for the Chief Executive Officer, Chief Financial Officer and next 3 highest compensated officers, the Named Executive Officers, between incentive-based and equity-based compensation as a percentage of total compensation.

Market Value Determination

        Annually, the Compensation Committee retains an independent compensation consultant to conduct a competitive compensation analysis (Competitive Compensation Analysis). Towers Perrin has been retained for this purpose since 1995 based on its extensive databases and its ability to provide analyses for each of the geographic regions in which executive officers are based. Towers Perrin presently has no other business dealings with the Company and is considered to be independent of management in handling this assignment. The Compensation Committee periodically places this consulting assignment out for competitive bid and to evaluate the capabilities of other potential consultants.

        The Competitive Compensation Analysis is intended to reflect changes in the scope of an executive's responsibility, experience in the position and labor market conditions. Towers Perrin utilizes a large grouping of companies or a combination of data derived from databases and does not base its conclusions on a limited number of specific companies in the Company's industry segment, or a "peer group," to establish the competitive market reference. The Company is in a very specialized niche in the paper industry, that does not have close comparables from whom compensation information is available which could form a valid peer group. Furthermore, the Company recruits from within and from outside the paper-making industry for executive talent requiring the broader analysis performed by Towers Perrin to establish competitive compensation. For example, among 3 recently hired executives, 1 was recruited out of a large French conglomerate, Saint Gobain, 1 came from Ahlstrom, a large paper company and 1 came from Chesapeake Corporation, a packaging company. This trend continued in 2008 with the hiring of a Chief Financial Officer and President–Americas, both of whom were recruited from outside of the paper industry.

        The 2007 Competitive Compensation Analysis utilized a combination of databases to evaluate the proposed 2008 executive compensation for U.S. based executives in lieu of a peer group of companies. Those databases included Towers Perrin's 2007 Executive Compensation Database (803 participating organizations), Watson Wyatt's 2007/2008 Survey Report on Top Management Compensation (2,309 participating organizations) and Mercer's 2007 Executive Benchmark Database (2,478 participating organizations). Data was developed using normative revenue categories that reflect the size and organization level for each executive position being evaluated. The 2007 Competitive Compensation Analysis used a revenue screen of $723.9 million for the Chief Executive Officer, Chief Financial Officer and Chief Operating Officer positions; a revenue screen of $291.7 million for the President–Americas position; and a revenue screen of $414.9 million for the President–European Operations (single profit center). For non-U.S. based executives, primarily manufacturing companies in the Towers Perrin regional databases were used and similarly adjusted using revenue thresholds that reflected the size of the local organization and level of each executive's position. Regression equations and other methodologies were used, where applicable, to develop data comparisons from the databases employed in the Competitive Compensation Analysis. In France, 14 benchmark entities were used.(1)

        The Competitive Compensation Analysis provides the Compensation Committee with the 25th, 50th and 75th percentile values for total compensation, total cash compensation, base salary, annual incentive opportunity, long-term incentive opportunity and guidance as to the amount of such compensation that is delivered in the form of cash or equity. The data developed from this process is used when a new executive is hired between studies to determine the initial compensation package. Supplementary information from recruiting and tax consultants is used to test the reasonableness of any recruitment incentives that may be offered to attract new talent.

(1)
The benchmark entities referenced in France included Air Liquide, Alcatel Lucent, Alstom, Areva, Bic, Essilor, Faurecia, Imerys, Michelin, PPR, Rhodia, Schneider Electric, Technip and Valeo.

        The Company's philosophy is to compensate its officers at the 50th percentile of the market for each component of compensation, +/- 15%. The 50th percentile was chosen as the compensation level at which experience indicated quality executive talent could be recruited and retained without overpaying. The variance range of +/- 15% is used to account for individual factors such as experience in the position, particular skill sets, performance and specific recruitment needs. To develop competitive references for the executive positions studied for 2008, Towers Perrin engaged in the following process:

  •
  gathered position information, updated scope and pay information from the Company;

  •
  matched incumbents to survey benchmarks, generally holding benchmarks consistent from prior year;

  •
  analyzed competitive data in accordance with the Company's target markets; and

  •
  updated market rates to reflect 2008 mid-year salary rates to aid in salary adjustment decisions–data was aged with a projected annual update factor specific to each country.

        For 2008, the individual components of Named Executive Officer compensation were set at the following levels based on the 2007 Competitive Compensation Analysis:

Base Salary	Annual Performance Bonus	Long-Term Incentive Bonus	Total Compensation
50th Percentile of the market reference point	50th Percentile of the market reference point at Target	50th Percentile of the market reference point at Target	50th Percentile of the market reference point at Target

        Our executive compensation program consists of the following components:

Compensation Element	Method for Establishing Its Value	Form of Payment	Who Establishes Objectives and Participation
Base Salary	Competitive Compensation Analysis is primary; subjective evaluation of performance applied to adjust +/- 15% from 50th percentile of the market reference point.	Cash	Chief Executive Officer recommends, Compensation Committee approves for all officers other than Chief Executive Officer who is approved by full Board of Directors; full Board evaluates Chief Executive Officer annually, Chief Executive Officer evaluates other officers annually.

Compensation Element	Method for Establishing Its Value	Form of Payment	Who Establishes Objectives and Participation
Annual Incentive Plan	Competitive Compensation Analysis; performance-based measured over a fiscal year.	Cash	Chief Executive Officer recommends and Compensation Committee approves: (i) operating unit objectives at beginning of cycle and (ii) performance against corporate and operating unit objectives at year end. Chief Executive Officer approves officer individual objectives (not more than 30% of total opportunity) and performance against same. Board approves corporate unit objectives and Chief Executive Officer individual objectives (15% of total opportunity) and performance against same.
Long-Term Incentive Plan	Competitive Compensation Analysis; performance-based and measured over 2-3 fiscal years (no award opportunity established for 2008). This plan remains in effect, but has not been utilized the past few years.	Cash	Chief Executive Officer recommends and Compensation Committee approves (i) unit objectives at beginning of cycle and (ii) performance against unit objectives at end of each year in award cycle.
Restricted Stock Plan	Competitive Compensation Analysis for performance share award opportunities; Chief Executive Officer recommendation on targeted grants for retention, special recognition and recruitment.	Restricted stock performance shares are banked in each year of an award cycle with vesting at final completion of award cycle. Dividends and voting rights attach when banked.

Targeted grants are typically time-based with cliff vesting.	Chief Executive Officer recommends performance share objectives and targeted grants; Compensation Committee approves (i) performance share objectives and (ii) performance against objectives.

Chief Executive Officer recommends and Compensation Committee approves any targeted grants

Compensation Element	Method for Establishing Its Value	Form of Payment	Who Establishes Objectives and Participation
Executive Severance Plan	Board of Directors judgment.(2) Provides a value equal to 3x highest base salary and incentive compensation earned under the Annual Incentive Compensation Plan and certain other benefits over prior 3 years in case of a change of control and between 6-24 months salary in the event of a termination for other than cause or voluntary departure.	Cash	Participation in the Executive Severance Plan and the terms of the plan were approved by the full Board of Directors. The multiples of annual compensation awarded by the plan were initially established based on a market assessment. The Board has reevaluated the plan terms at least twice since it was first approved in 1996.
Deferred Compensation Plan	In addition to a participant's voluntary deferral of salary or bonus that has been earned, Company contributions may be made to participant accounts, typically to offset tax liabilities associated with targeted restricted stock grants.	Cash deposit to participant's account.	The Chief Executive Officer recommends and the Compensation Committee must approve any company contributions to the Deferred Compensation Plan.
Perquisites	U.S. based officers get a maximum of $1,500 for a medical exam and financial planning/tax preparation services; foreign officers and officers in expatriate status may get other perquisites based on market conditions where they are assigned. Such benefits are determined in consultation with independent consultants.	Typically a cash reimbursement of certain expenses and company car if normally provided in the country.	The Chief Executive Officer recommends and the Compensation Committee must approve any perquisites provided to officers.

Compensation Element	Method for Establishing Its Value	Form of Payment	Who Establishes Objectives and Participation
Retirement Plan(3) and Retirement Savings Plan (401-K)	Provided on the same basis as to all other employees.	Per plan terms.	Compensation Committee or the Board of Directors approves the plans.
Supplemental Benefit Plan(4)	Provided on same basis as to all other highly compensated employees.	Per plan terms.
Health, Welfare and Vacation Benefits	Provided on the same basis as to all other employees.	Per plan terms.	Company policy

(2)
Based on the Board's judgment, severance benefits reflect the fact that it may be difficult for very senior employees to find comparable employment within a short period of time and the value placed on being able to quickly disentangle the Company from an executive employee in the event of a termination by payment of a lump sum. Change of control benefits are contingent upon providing continued services, as requested, through a change of control thereby increasing the ability of the Company to accomplish that task with an intact management team, while recognizing a degree of security must be provided to retain officers who may well be out of a position following their implementation of such a change in control. Further information concerning the severance benefits are found at pages 34-42.

(3)
Retirement Plan benefits for all U.S. salaried employees, including officers, were frozen effective January 1, 2006. Further details concerning the pension plan benefit are provided in the narrative following the Pension Benefits Table found at page 31 hereof.

(4)
The Supplemental Benefit Plan was amended in December 2008 to comply with the requirements of Code Section 409A. The amended plan provided participants with lump sum, three-year and five-year distribution options. The only Executive Officer in the Supplemental Benefit Plan opted for a lump sum distribution, which will be paid out on July 1, 2009, 6 months following his retirement on December 31, 2008. There are no other Executive Officers among the remaining participants in the Supplemental Benefit Plan and with Retirement Plan benefits frozen for all salaried participants in January 2006, there have been no new participants added and no further benefits have accrued in the Supplemental Benefit Plan since that date.

Base Salary–2008

        The base salary established for each Named Executive Officer against the competitive market median base salary is set forth below:

Named Executive Officer Position	2008 Base Salary		2008 Competitive Market Median Base Salary
Chief Executive Officer	$670,000		$670,000
Chief Operating Officer	$434,055	(5)	$435,000	(6)
Chief Financial Officer	$325,000		$325,000
President–Americas	$348,400		$345,000
Vice President Strategic Planning and Implementation	$325,000		NA	(7)
President–European Operations	$386,753		$326,932	(8)

(5)
The Chief Operating Officer was based in France during part of 2008 and his salary was converted into U.S. $ using the December 31, 2008 exchange rate of 1.3912 to the U.S. dollar.

(6)
The Chief Operating Officer's base salary was evaluated on the basis of U.S. and France-based positions.

(7)
The Vice President–Strategic Planning and Implementation was the former Chief Financial Officer who agreed to stay on with the Company during a transition period until a new Chief Financial Officer was in place and functioning. As this was a temporary position, no competitive analysis was performed and the 2008 salary for this position was maintained at the incumbent's compensation when he held the position of Chief Financial Officer.

(8)
The President–European Operations was based in France. His compensation is paid in euros and was converted using the December 31, 2008 exchange rate of 1.3912 to the U.S. dollar.

Incentive Compensation–2008 Objectives and Results Against Objectives

        Based on full-year 2008 financial performance, the following results were achieved under the Company's incentive compensation programs:

Annual Incentive Plan

        The Annual Incentive Plan provides a cash-based award opportunity that may be earned if performance objectives are achieved over a fiscal year period. Objectives are established for unit and individual performance with the individual award component not exceeding 30% of the total award opportunity. Incentive cash opportunities can range from 17.5% to 150% of a participant's base salary depending on the position held by the participant. Unit objectives, excepting the corporate unit and the Chief Executive Officer's individual objectives, are approved by the Compensation Committee. The full Board of Directors approves the corporate unit objective and the Chief Executive Officer's individual objectives. The Chief Executive Officer approves all other officer's individual objectives.

        A.    2008 Objectives.

        The objectives for the 2008 incentive award opportunity under the Annual Incentive Plan applicable to the Named Executive Officers are set out below. These objectives were selected because they were deemed to be the primary drivers for delivering increased stockholder value. The amounts established for each succeeding performance level relate to actual prior-year earnings, budget which sets an aggressive goal for growing the business and thereafter increasingly more aggressive growth targets in the range of a 6%-10% increase between each objective level. All 2008 corporate and unit objectives exclude the impact of restructuring charges.

Named Executive Officer Position	2008 Objectives
Chief Executive Officer Chief Financial Officer Vice President Strategic Planning and Implementation	Corporate Unit(9): Earnings per Share Threshold $1.20 Target $1.50 Outstanding $1.65 Maximum $1.80
Chief Operating Officer	Unit: Chief Operating Officer–Operating Profit (000) Threshold $62,400 Target $70,800 Outstanding $79,500 Maximum $86,400
President–Americas 75% U.S. Unit 25% Brazilian Unit	Unit: Americas, Continental U.S. & Brazil–Operating Profit (000) (A proportional allocation between U.S. and Brazil units) Threshold $13,400 Target $14,575 Outstanding $16,175 Maximum $17,800
President–European Operations	Unit: European Operations Threshold $44,200 Target $49,400 Outstanding $54,800 Maximum $58,800

(9)
80% of the corporate unit Target award opportunity is earned at Diluted Earnings Per Share ("EPS") $1.50; 20% of the corporate Target award opportunity is earned at $0.27 in Diluted Earnings Per Share contributed by the incremental ownership (28%) of LTR Industries acquired in January 2008.

        B.    2008 Performance Against Objectives

        Actual 2008 performance against 2008 objectives for each Named Executive Officer under the Annual Incentive Plan was:

Named Executive Officer Position	2008 Earned Pay out(10)/ Median Opportunity per Competitive Compensation Study	Unit/Individual Objectives Rating Achieved Target = 100%
Chief Executive Officer	$254,013 vs. $536,000
Corporate Objective: 80% of opportunity = 0% earn out 20% of opportunity = 167% of Target (overall average of 33% of Target)

Individual Objectives: 150% of Target (15% of total award opportunity). Individual objectives included achieving plan results, progress in establishing sales and earnings growth plan and succession implementation.

Named Executive Officer Position	2008 Earned Pay out(10)/ Median Opportunity per Competitive Compensation Study	Unit/Individual Objectives Rating Achieved Target = 100%
Chief Operating Officer	$69,565 vs. $260,278

Unit Objective: 0% earn out
Corp Objective: 33% of Target Corp (combined)

Individual Objectives: 115% of Target (10% of total award opportunity). Individual objectives included resolution of French cost structure issues, improvement in operating profit–Americas, achieve specified paper operation performance targets, achieve 2008 budget sales growth and contribution margins and strengthen the senior management team.

Chief Financial Officer	$30,131 vs. $162,500

Unit Objectives: 80% of opportunity = 0% earn out 20% of opportunity = 167% of Target

Individual Objectives: 115% of Target (30% of total award opportunity). Individual objectives consisted of picking up work items from former CFO (reported below as V.P. Strategic Planning and Implementation) following September 2008 transition.

President–Americas	$130,128 vs. $174,200

Unit Objective: 122% of Target

Individual Objectives: 105% of Target (20% of total award opportunity). Individual objectives included meeting U.S. budgeted sales and operating profit targets, further development of LIP franchise, execute Lee mills shutdown, achieve SWM-Brazil sales, operating profit and working capital targets, establish SWM-Brazil as global center of excellence for base tipping papers and strengthen organization and build synergies south and north American teams.

Named Executive Officer Position	2008 Earned Pay out(10)/ Median Opportunity per Competitive Compensation Study	Unit/Individual Objectives Rating Achieved Target = 100%
Vice President Strategic Planning and Implementation(11)	$84,240 vs. NA

Unit Objective: 80% of opportunity = 0% earn out 20% of opportunity = 167% of Target

Individual Objectives: 115% of Target (30% of total award opportunity). Individual objectives included modifying existing credit facility to accommodate potential acquisition, enhance controls and compliance training, evaluate and plan enterprise risk management strategy, enhance management reporting systems and content, analytic and other support of multiple major projects, support major IT project and completion of specified human resource and transition actions for finance group.

President–European Operations	$44,205 vs. $152,834

Unit Objective: 0%
Corporate Objectives: 33% of Target Corp (combined)

Individual Objective: 91.25% (20% total award opportunity). Individual objectives included meeting budgeted sales, operating profit and working capital targets for French unit, meet improved safety targets in France, deliver Project Leader improvements, successful implementation of restructuring plan at Malaucène mill, successful deployment of French IT project, achieve certain operating targets at LTR Industries and strengthen the SWM-France management organization.

(10)
The amount earned by each Named Executive Officer is also reflected in the column labeled "Non-Equity Incentive Plan Compensation" in the Summary Compensation Table found on page 27.

(11)
The incumbent, Peter Thompson, was CFO from January 1 to August 10, 2008 and the Vice President Strategic Planning and Implementation from August 11, 2008 to December 31, 2008.

        C.    Named Executive Officer Award Opportunity at Each Annual Incentive Plan Objective Level

        The Target Incentive Award Percentages (percentage of 2008 base salary) for each Named Executive Officer at the various performance levels were:

Named Executive Officer Position	Threshold	Target	Outstanding	Maximum
Chairman and Chief Executive Officer	37.50%	75.00%	112.50%	150.00%
Chief Operating Officer	27.50%	55.00%	82.50%	110.00%
Chief Financial Officer	22.50%	45.00%	67.50%	83.25%
President–Americas	22.50%	45.00%	67.50%	90.00%
Vice President Strategic Planning and Implementation	22.50%	45.00%	67.50%	90.00%
President–European Operations	20.00%	40.00%	60.00%	80.00%

        The Target Incentive Award Percentages for each Named Executive Officer were established based on the Competitive Compensation Study data and were generally set at the market median at the Target level for annual bonus opportunity by position. The difference between each performance level was set based on the Committee's judgment of various factors, including the difficulty of obtaining the objectives, the incentive value to the participant and the net return to stockholders at each performance level.

        D.    2009 Annual Incentive Plan Award Opportunity

        The Compensation Committee established a 2009 award opportunity under the Annual Incentive Plan that uses objectives based on improved earnings per share, excluding restructuring costs, for the Named Executive Officers at the corporate level and improvement in operating profit, excluding restructuring costs, for officers at the operating unit level. The Threshold and Maximum award opportunities for the Chief Executive Officer and President–European operations range from 37.5% to 150% and from 20% to 80%, respectively, of their 2009 base salary with the other Named Executive Officers' opportunity falling within that range. The Threshold level objective is based on the prior year actual results, Target level objective at the annual budget, Outstanding level objective at approximately 6% over Target and Maximum level objective at approximately 12% over Target. The Committee considers these to be challenging objectives in light of the negative impacts of ongoing operations that continue to result from restructuring activities in certain units, macro economic conditions likely to prevail in 2009, continuing competitive pressures on certain product segments and the high degree of successful execution required to hit these objectives. For a historical perspective on the difficulty of achieving the performance objectives, during the past four years no Annual Incentive Plan award was earned by the Corporate unit in 2005 or 2006. An award equal to 90% and 33% of Target was earned in 2007 and 2008, respectively.

Restricted Stock Plan–Performance Shares: Year 2008 of 2007-2008 Award Opportunity

        In 2007, the Company refocused the business plan to address a number of major restructuring efforts. As a result, the Compensation Committee terminated the 2006-2008 Long-Term Incentive Plan cash award opportunity as its objectives were no longer in line with the Company's strategic goals. In its place, the Compensation Committee instituted a new set of objectives for the remaining 2 years of the award cycle, 2007 and 2008, which covered 13 separate objectives. The award opportunity was conditioned on achieving a year-over-year increase in earnings per share for any award payout (EPS condition), which condition applied notwithstanding actual performance against the other 13 performance objectives. The EPS condition was not met in year 2008 resulting in 0 payout under the Restricted Stock Plan–Performance Share Award Opportunity for year 2008 of the 2007-2008 award cycle.

        A.    Year 2008 Performance Objectives.

        The 2007-2008 objectives covered a wide range of strategic initiatives, each of which was considered essential to the accomplishment of near-term or longer-term growth in the Company's earnings and hence the Company's ability to deliver increased value to stockholders over the long term. To the maximum extent possible, objectives were framed so as to be capable of objective measurement by the Compensation Committee against audited financial results or other measurable criteria. The specific objectives that applied to each officer were assigned based on the individual's duties and position within the Company. Each assigned objective was weighted equally and any subparts within an objective also carried equal weighting. The 13 objectives at the Target performance level are stated below:

Objective Number	Description of Objective at Level Achieved
1.	Project Leader–Restructuring Papeteries de Mauduit:
    a. not exceed authorized €17.8 million for capital expenditure items

    b. permanent employee reduction of 209 from 2006 headcount

c. achieve appropriation savings of €10.0 million
2.	Spotswood Transformation a. reduce headcount by 10% from 2006 average b. achieve flax cigarette cost of $******(12)/ s.u.
3.(13)
Lee Mills Survival
    a. Break even site operating profit

    b. non-financial printing sales of 9MMT

    c. 22 person employment reduction from 2006 year-end levels

d. restructuring expenses not exceeding $7.6 million
4.
Papeteries de Malaucène
    a. limit operating loss to €2.0 million, excluding restructuring costs

    b. permanent employee reduction of 40 from year-end and shutdown paper machine by
       December 2008

c. 45% of Malaucène base tipping paper needs qualified on SWM-Brazil base paper
5.
Brazil Paper Machine No.
    a. achieve US$2.8 million incremental operating profit if SWM-Brazil capacity replaces other unit base tipping papers

    b. by year-end, achieve base tipping cost of US$***** /mt at pulp price of
       US$*****start-up curve as measured by kg/hour production rates

    c. achieve sustained end-of-curve speed on PM #6 of*****/min on all base tipping grades

d. increase base tipping sales volumes ***** MMT

Objective Number	Description of Objective at Level Achieved
6.
Project *****
    a. achieve 50% of ***** planned annual savings

    b. complete all implementation phase activities for systems start-up

    c. do not exceed total project spending of € *****

d. do not exceed € ***** authorized severance costs
7.	LTR Industries a. achieve 2008 AIP target level operating profit of ***** b. achieve 60.3MMT sales volume c. value for money grade sales of 4MMT
8.	Lower Ignition Propensity Papers a. achieve budget gross profit of ***** b. achieve cost per s.u. of ***** by year-end c. achieve print banded paper sales of > ***** s.u.
9.	PdM Philippines Industries a. achieve ***** operating profit b. achieve PM #2 appropriation speed of ***** c. do not exceed authorized capital spending of ***** d. achieve July 2007 start-up
10.	China Tobacco Mauduit a. achieve annual sales of *****mt b. progress toward year-end wood cp cost of *****mt c. project spending within ***** million RMB authorized amount
11.	[*****************] a. complete qualification b. consume ****** metric tons c. develop plan for utilization of *******
12.	Acquisitions a. develop plan to broaden footprint in ***** b. if decision to proceed, complete acquisition of ***** at a price accretive to earnings

Objective Number	Description of Objective at Level Achieved
13.	Cash/Debt Management a. maintain bank covenants b. no quarter more than 30% total debt to capital ratio

(12)
******** indicates no disclosure due to the confidential and competitively sensitive nature of the information.

(13)
Subsequent to the establishment of this objective a decision was made to permanently close the Lee Mills effective May 1, 2008.

        B.    Performance against 2008 Objectives.

        The following tables show the Named Executives combined performance against the objectives they were assigned, which would have resulted in equity awards being earned but for the application of the EPS condition.

Named Executive Officer Position	Target Objective	Objective Achieved Target = 100%	SWM Stock Price Multiplier	Shares Earned and Banked in Year 2008
Chief Executive Officer	100% average on objectives 1-13	48%	NA	0 shares
Chief Financial Officer	100% average on objectives 1-13	48%	NA	0 shares
Chief Operating Officer	100% average on objectives 1-13	48%	NA	0 shares
President–Americas	100% average on objectives 2, 3, 5 and 8	57%	NA	0 shares
Vice President Strategic Planning and Implementation	100% average on objectives 10, 11 and 12	48%	NA	0 shares
President–European Operations	100% average on objectives 1, 4, 6 and 7	31%	NA	0 shares

Restricted Stock Plan–Performance Shares: Year 2009-2010 Award Opportunity

        A.    Performance Objectives.

        The Compensation Committee established a new, two-year Performance Share Award Opportunity under the Restricted Stock Plan that commenced January 1, 2009 and ends on December 31, 2010. The performance objectives, performance metrics and assignment of same to the expected Named Executive Officers in 2009 are summarized in the following tables:

Named Executive Officer Position	Applicable 2009 Performance Objectives for 2009-2010 Performance Share Award Opportunity Restricted Stock Plan
Corporate Chairman and Chief Executive Officer Chief Operating Officer Treasurer, Chief Financial and Strategic Planning Officer Secretary and General Counsel

Common objectives for the group, including:
•  70% of award is based on a 68% improvement in return on invested capital ("ROIC") on continuing operations in 2009
•  10% of award is based on development and successful execution of new restructuring plan to ensure earnings before interest, taxes, depreciation and amortization ("EBITDA") improvement > $9 million in 2010; restructuring expense to <€18 million in France
• 20% of award is based on business development which requires finalized structures for global lower ignition propensity paper and reconstituted tobacco franchises and strategy to reach sustainable ROIC > weighted avg. cost of capital
Business Unit Officers and Staff President–European Operations

•  20% of award opportunity is based on a 68% improvement in ROIC on continuing operations in 2009
•  20% of award opportunity is based on development and successful execution of new restructure plan to ensure EBITDA improvement > $9 million in 2010; restructuring expense to <€18 million in France
•  20% of the award is based on a 145% increase in ROIC at Papeteries de Mauduit
•  20% of award opportunity is based on an 11% increase in ROIC at LTR Industries
• 20% of the award is based on improvement in EBITDA > $2.2 million at St. Girons

        B.    2009 Performance Share Award Opportunity as a % of 2009 Base Salary and Relative to Competitive Long-Term Incentive Market Multiples at Target.(14)

Named Executive Officer Position	25% Threshold	100% Target/Market Median	150% Outstanding	200% Maximum
Chairman and Chief Executive Officer	42.50%	170%/168%	255%	340%
Chief Operating Officer	28.75%	115%/112%	173%	230%
Secretary and General Counsel	17.50%	70%/64%	105%	140%
Treasurer, Chief Financial and Strategic Planning Officer(15)	22.50%	90%/82%	135%	180%
President–European Operations	15.00%	60%/50%	90%	120%

(14)
The Company previously used the Black-Scholes valuation methodology to set long-term incentive awards and decided to convert to the FAS 123R methodology in 2009, but subjective judgment was used in making this conversion where the impact from changing methodologies caused a dramatic change in the incentive award opportunity.

(15)
A specific competitive analysis of long-term incentive opportunity was not performed for this position as it was newly created in January 2009. The compensation package, including incentive compensation opportunities, was based on the market median for the Chief Financial Officer position. It will be evaluated as part of the 2009 Executive Compensation Competitive Analysis.

        Except as noted in footnote 15, the Performance Share Award Opportunity as a percent of base salary at each level was established for each Named Executive Officer based on competitive market data as approved by the Compensation Committee.

Stockholder Return

        The return to stockholders in 2008 from the actions accomplished under the Annual Incentive Plan and Restricted Stock Plan long-term incentive opportunity are noted below:

% of gross Net Income, excluding restructuring and impairment expenses, retained for stockholders	97%
% of gross Net Income increase paid to all AIP/LTIP participants including Named Executive Officers	3%

Director Compensation

        The compensation paid to directors generally follows the same principles as apply to Named Executive Officer compensation. Director compensation is market based and closely aligned with the interests of stockholders by allocating more than 50% of the total compensation to equity. Director compensation is established based on the same type of competitive compensation analysis as is used to set executive compensation. Total Director compensation is targeted at the 50th percentile of the selected peer group, which consisted of the companies noted below in 2007:

  •
  Buckeye Technologies, Inc.

  •
  Caraustar Industries, Inc.

  •
  Chesapeake Corporation

  •
  Nashua Corporation

  •
  Neenah Paper, Inc.

  •
  P.H. Glatfelter Company

  •
  Pope & Talbot Inc.

  •
  Potlatch Corporation

  •
  Wausau Paper Corporation

        Director compensation is more heavily weighted toward meeting fees and equity than the peer group, which reflects the value the Company places on meeting attendance and alignment with stockholders.

        The Board of Directors typically adjusts director compensation every 2 years. In 2007, the Board of Directors approved changes in director compensation that were effective January 1, 2008 and discussed in the Company's 2008 Proxy Statement. The current compensation for directors is summarized below:

Current
Chairperson's Committee Meeting Fee (including audit committee quarterly conference calls)	$2,500 per meeting
Committee Meeting Fee for Other Members (including audit committee quarterly conference calls)	$1,750 per meeting
Annual Retainer Fee (paid in the form of common stock)	$47,000 per annum
Lead Non-Management Director (payable in equal quarterly installments in cash or stock at the director's election)	$16,000 per annum
Board Meeting Fee	$5,000 per meeting

        Corporate Income Tax Treatment    The incentive compensation earned under the Annual Incentive Plan and the Performance Shares earned under the Restricted Stock Plan qualify as performance-based compensation for purposes of excluding them from the $1 million limit on non-performance based compensation that can be taken as a corporate income tax deduction under Code Section 162(m). To date, the Company has not lost any income tax deductions associated with executive compensation. The Compensation Committee and the Board of Directors evaluates the objective of maximizing the Company's income tax deductions, but does not have a firm policy prohibiting payment of compensation that would not qualify for favorable tax treatment under Code Section 162(m).

        Compensation Approval Process    Each year, the Chief Executive Officer meets with the Chairman of the Compensation Committee and the Compensation Committee's independent consultant to develop and review an executive compensation package for the upcoming year. The annual Competitive Compensation Analysis is also reviewed at that time and any questions concerning its conclusions or the process are vetted. At the Compensation Committee Chairman's discretion, he may meet separately with the independent compensation consultant. Based on this pre-meeting and any follow-up work identified at that time, an executive compensation proposal is prepared and provided to the full Compensation Committee for their review. The Compensation Committee typically meets in November to discuss the executive compensation program. At this meeting, the Compensation Committee will take action on the various components of the executive compensation plan and conclude on its recommendations to the full Board of Directors concerning the establishment of the Corporate Unit Objectives under the Annual Incentive Plan for the upcoming award cycle. The Compensation Committee will also provide recommendations for the Chief Executive Officer's base salary and individual performance objectives for the upcoming year and evaluate his performance against the current year objectives.

        Typically at the December Board of Directors meeting, the Compensation Committee provides a full report on its actions on executive compensation for the upcoming year as well as its estimate of payouts, if any, under the incentive compensation award opportunities for the current year. The Compensation Committee also reports on any targeted equity grants made during the year outside of the equity opportunity provided by the incentive compensation plan awards. The Board of Directors will take action on the Corporate Unit Objective under the Annual Incentive Plan for the upcoming year and will address the current and upcoming year compensation for the Chief Executive Officer in the non-management directors meeting. When audited financial results are available, or known, the Compensation Committee completes its evaluation of the performance attained against objectives and approves the final award payments.

Compensation Committee Report

        The Compensation Committee has reviewed and discussed the Comprehensive Compensation Discussion & Analysis with management.

        Based on the review and discussions, the Compensation Committee recommended to the Board of Directors that the Comprehensive Compensation Discussion & Analysis be included in the Company's Proxy Statement and incorporated by reference in the Company's Annual Report on Form 10-K.

COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS Richard D. Jackson (Chairman) Claire L. Arnold William A. Finn

Summary Compensation

        The executive compensation information reported in the Summary Compensation Table set forth below is for services rendered to the Company and its subsidiaries commencing on January 1, 2008 and ending on December 31, 2008, the last day of the Company's 2008 fiscal year. All compensation earned in the 2008 fiscal year is reported in that year without regard to when actually paid by the Company or deferred by the recipient and therefore not technically received by the recipient in the 2008 fiscal year.

Summary Compensation Table 2008

Name and Principal Position	Year	Salary ($)		Bonus ($)		Stock Awards ($)		Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Wayne H. Deitrich Chairman of the Board and Chief Executive Officer	2008 2007 2006	747,309 606,923 580,962	(1) (1) (1)	8,042 0 0	(2)	0 1,279,230 213,739	(4)	254,013 428,625 0	0 0 0	41,451(3) 17,382 14,900	1,050,815 2,332,160 809,601

Torben Wetche Chief Financial Officer and Treasurer(5)	2008	153,448	(1)	0		10,141	(6)	30,131	0	13,906(7)	207,626

Peter J. Thompson Vice-President Strategic Planning and Implementation(8)	2008 2007 2006	325,000 312,000 285,883		2,126 0 0	(2)	0 320,857 11,027	(10) (4)	84,240 144,472 59,573	5,769(11) 5,717(11) 5,506(11)	44,206(9) 31,486 17,834	461,341 814,532 379,823

Frédéric P. Villoutreix Chief Operating Officer	2008 2007 2006	488,501 439,410 347,491		36,860 36,618 65,002	(12) (14)	104,775 657,110 61,475	(6) (10) (4)	69,565 225,967 0	0 0 0	284,433(13) 286,062 187,000	984,134 1,645,167 660,968

Michel Fievez President–European Operations(15)	2008	382,085		815	(2)	37,550	(6)	76,230	0	16,702(16)	513,382

Otto R. Herbst President– Americas(17)	2008 2007 2006	354,430 335,000 390,324	(1) (19)	2,105 0 0	(2)	55,420 364,681 60,959	(6) (10) (4)	130,128 180,900 22,200	0 0 0	100,551(18) 175,264 39,545	642,634 1,055,845 513,028

(1)
Includes unused regular vacation earned in the following amounts: for Mr. Deitrich $77,309 in 2008, $6,923 in 2007 and $10,962 in 2006; for Mr. Wetche $25,770 and for Mr. Herbst $6,030. As Mr. Deitrich and Mr. Wetche were employed at 12/31/2008, but subsequently retired and left the Company's employ, respectively, per Company policy they earned a 2009 vacation benefit as of that date. The 2008 amounts reflect amounts earned in 2008 for 2009 vacation.

(2)
A one-time bonus equal to the amount of dividends that participants who earned Restricted Stock Plan Performance Share awards in 2007 would have earned had the shares earned been issued by the February 18, 2008 dividend record date.

(3)
Other Compensation consisted of $13,825 in matching contributions to the 401(k) savings plan, $24,126 in dividends on restricted stock, $1,000 reimbursement of tax preparation fees and $2,500 in matching charitable contributions.

(4)
Restricted stock grants: Mr. Deitrich 100% of the FAS 123R value of an award granted on December 15, 2006 at a share price of $26.96 that vested on December 14, 2007; Mr. Thompson, 1/2 of the total FAS 123R value of an award granted on December 15, 2006 at a share price of $26.96 that vested on December 14, 2007; Mr. Herbst, approximately 1/4, 1/3 and 1/2 of the total FAS 123R value of awards granted on January 3, 2006, August 1, 2006 and December 15, 2006 at a share prices of $24.59, $19.75 and $26.96, respectively that vest on January 1, 2010 and August 1, 2010 and December 14, 2007, and Mr. Villoutreix, 1/4 of the FAS 123R value of an award granted on January 3, 2006 at a share price of $24.59 that vests on January 1, 2010. Dividends are not included in the disclosed stock award value.

(5)
Mr. Wetche became Chief Financial Officer and Treasurer on August 11, 2008.

(6)
Included the following restricted stock grants: Mr. Wetche, approximately a prorated 1/4 of the total FAS 123R value of an award granted on August 11, 2008 at a share price of 19.47 that was to vest on August 10, 2012; Mr. Fievez, 1/4 of the total FAS 123R value of an award granted on June 1, 2007 at a share price of 30.04, that vests on May 31, 2011, Mr. Herbst, approximately 1/4 and 1/3 of the total FAS 123R value of awards granted on January 3, 2006 and August 1, 2006 at share prices of $24.59 and $19.75, respectively that vest on January 1, 2010 and August 1, 2010 and Mr. Villoutreix, 1/4 of the FAS 123 value of an award granted on January 3, 2006 at a share price of $24.59 that vests on January 1, 2010. Dividends are not included in the disclosed stock award value.

(7)
Other Compensation consisted of $12,406 in matching contributions to the 401(k) savings plan and $1,500 in dividends on restricted stock.

(8)
Mr. Thompson was Chief Financial Officer and Treasurer from August 1, 2006–August 10, 2008 at which point he became Vice President–Strategic Planning and Implementation. Prior to August 2006 he was President–U.S. Operations.

(9)
Other Compensation consisted of $29,327 in 401(k) savings plan matching contributions, $5,000 to partially offset tax liabilities associated with restricted stock grants, $1,000 reimbursement of tax preparations fees, $7,879 in dividends on restricted stock and $1,000 in company match on charitable donations.

(10)
Included the following restricted stock grants: Mr. Thompson, 1/2 of the total FAS 123R value of an award granted on December 15, 2006 at a share price of $26.96, that vested on December 14, 2007 and 1/3 of the total FAS 123R value of an award granted on January 3, 2007 at a share price of 25.98 that vests on January 3, 2010; Mr. Herbst, approximately 1/4, 1/3 and 1/2 of the total FAS 123R value of awards granted on January 3, 2006, August 1, 2006 and December 15, 2006 at share prices of $24.59, $19.75 and $26.96, respectively that vest on January 1, 2010, August 1, 2010 and December 14, 2007, respectively; Mr. Villoutreix, 1/4 of the total FAS 123R value of an award granted on January 3, 2006 at a share price of $24.5 and 1/3 of the total FAS 123R value of an award granted on January 3, 2007 at a share price of $25.98 that vests on January 1, 2010 and January 3, 2010. Dividends are not included in the disclosed stock award value.

(11)
An increase representing market-based interest on Mr. Thompson's cash balance retirement fund account balance in the Schweitzer-Mauduit International, Inc. Retirement Plan.

(12)
Includes a completion bonus of $32,973 and a one time bonus of $3,887 equal to the amount of dividends that participants who earned Restricted Stock Plan Share awards would have earned had the shares earned been issued by the February 18, 2008 dividend record date.

(13)
Other Compensation consisted of $16,468 in the 401(k) savings plan matching contributions, $10,000 to partially offset tax liabilities associated with restricted stock grants $20,661 in dividends on restricted stock; $59,625 foreign service premium; $72,000 estimated income tax gross-up, $877 Medicare gross-up, and $86,707 in relocation expenses. In addition, Mr. Villoutreix received certain benefits directly in France which are reimbursed in euros and were converted at the December 31, 2008 exchange rate of 1.3912 euros to the U.S. dollar. These benefits include: $14,920 car rental; $2,959 apartment rental and $216 for utilities.

(14)
Includes a completion bonus of $33,002 and a guaranteed minimum payment of $132,000 under the Company's Annual Incentive Plan in 2006. Mr. Villoutreix's guaranteed Annual Incentive Plan bonus was converted at the December 31, 2006 exchange rate of 1.32 euros to the U.S. dollar.

(15)
Mr. Fievez first became a Named Executive Officer in 2008. His compensation is paid in euros and it has been converted at the 12/31/2008 exchange rate of 1.3912 euros to the U.S. dollar with the exception of the AIP payment which has been converted at the 3/4/2009 exchange rate of $1.264 euros to the U.S. dollar.

(16)
Other Compensation consisted of $5,445 in dividends on restricted stock, $103 for an annual physical, $4,691 for car allowance, and $6,463 for life insurance.

(17)
Mr. Herbst was President–Brazilian Operations until August 1, 2006 when he became President–Americas. His 2006 compensation was paid in Brazilian reais and was converted at the December 31, 2006 exchange rate of 0.46773 reais to the U.S. dollar.

(18)
Other Compensation consisted of $32,022 in 401(k) savings plan matching contributions, $4,000 to partially offset tax liabilities associated with restricted stock grants, $12,314 in dividends on restricted stock, $4,215 for relocation expenses and $48,000 in estimated income tax gross-ups.

(19)
Includes vacation pay in the amount of $83,215. The vacation amount represents 92 days of accumulated and unused vacation that was payable to Mr. Herbst upon his transfer of employment to the Company under applicable Brazilian law and company vacation policy.

        Mr. Villoutreix was compensated as an expatriate from February 2006 through June 2008. Mr. Villoutreix, who became the Company's Chief Operating Officer in February 2006, was based in France until July 1, 2008 when he returned to the United States. He received certain income and Medicare tax gross-ups, educational allowances and foreign service payments as a result of this foreign assignment. In order to induce Mr. Villoutreix to join the Company, his employment offer included a signing bonus, a guaranteed Annual Incentive Plan payout in 2006, a grant of 10,000 shares of restricted stock and a completion bonus of 25,000 euros per year for a 4-year period.

        The expatriate package for Mr. Villoutreix was developed in consultation with KPMG and Towers Perrin, internationally recognized tax and compensation consultants, respectively. The compensation package was reviewed with and approved by the Company's Compensation Committee.

        Mr. Fievez joined the Company on May 30, 2007 as its President–European Operations. His base salary was set above the 50th percentile indicated by the Competitive Compensation Analysis to attract him to the Company and in recognition of the fact that the Competitive Compensation Analysis was based on a position with responsibility for only one profit center whereas Mr. Fievez's responsibilities included multiple profit centers. He was guaranteed an Annual Incentive Plan bonus at Target in 2007 to offset a loss of bonus with his former employer and a signing bonus to attract him and to compensate for the loss of a supplemental pension benefit. A restricted stock grant was made to compensate him for the loss of stock options upon leaving his former employer.

GRANTS OF PLAN-BASED AWARDS

Name	Compensation Committee Action	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units (#)(1)	Full Grant Date Fair Value ($)(2)

Wayne H. Deitrich			0	0

Torben Wetche	7/22/2008	8/11/08	5,000	97,350

Peter J. Thompson			0	0

Frédéric P. Villoutreix			0	0

Michel Fievez			0

Otto R. Herbst			0

(1)
Grants of restricted stock under the Restricted Stock Plan. Dividends are paid on unvested restricted stock at the standard rate of 60 cents per year per share from the date of grant.

(2)
The value is the total FAS 123R value using the August 11, 2008 share price of $19.47. This amount is not the same as the portion of the award expensed in 2008 under FAS 123R.

        A new performance share award opportunity was established under the Restricted Stock Plan in February 2009 that is discussed at pages 22-23 herein.

 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	Option Awards			Stock Awards

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)

Wayne H. Deitrich 1/8/2001 1/15/2002 1/2/2003 1/2/2004 1/3/2005	56,216 88,911 85,450 60,800 52,100	19.35 23.045 24.525 30.165 33.55	1/7/2011 1/14/2012 1/1/2013 1/1/2014 1/2/2015	53,614	(2)	1,073,352

Torben Wetche	0			5,000	(3)	100,100

Peter J. Thompson 1/8/2001 1/15/2002 1/2/2003 1/2/2004 1/3/2005	9,528 6,660 15,900 9,650 12,300	19.35 23.045 24.525 30.165 33.55	1/7/2011 1/14/2012 1/1/2013 1/1/2014 1/2/2015	16,675	(4)	333,834

Michel Fievez	0			10,434	(5)	208,889

Otto R. Herbst 1/8/2001 1/15/2002 1/2/2003 1/2/2004 1/3/2005	3,000 4,700 3,750 5,200 5,250	19.35 23.045 24.525 30.165 33.55	1/7/2011 1/14/2012 1/1/2013 1/1/2014 1/2/2015	24,031	(6)	481,101

Frédéric P. Villoutreix	0			40,913	(7)	819,078

(1)
Grants of restricted stock under the Restricted Stock Plan. Dividends are paid on unvested restricted stock at a rate of $0.60 per year per share from the date of grant. Value calculated using December 31, 2008 share price of $20.02 per share.

(2)
The restricted stock vests on the date of the 10-K filing, anticipated to be March 6, 2009, but in any event no later than March 14, 2009.

(3)
The restricted stock was forfeited on January 21, 2009.

(4)
The restricted stock vests 2,500 shares on January 1, 2010 and 14,175 shares on the date of the 10-K filing, anticipated to be March 6, 2009, but in any event no later than March 14, 2009.

(5)
The restricted stock vests 5,000 shares on May 31, 2011 and 5,434 shares on the date of the 10-K filing, anticipated to be March 6, 2009, but in any event no later than March 14, 2009. The shares are not transferrable for 2 years from the vesting date.

(6)
The restricted stock vests 5, 000 shares on January 1, 2010, 5,000 shares on August 1, 2010 and 14,031 shares on the date of the 10-K filing, anticipated to be March 6, 2009, but in any event no later than March 14, 2009.

(7)
The restricted stock vests 10,000 shares on January 1, 2010, 5,000 shares on January 3, 2010 and 25,913 shares the date of the 10-K filing, anticipated to be March 6, 2009, but in any event no later than March 14, 2009.

 OPTION EXERCISES AND STOCK VESTED

	Option Awards

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)

Wayne H. Deitrich	0	0

Torben Wetche	0	0

Peter J. Thompson	11,950	66,564

Frédéric P. Villoutreix	0	0

Michel Fievez	0	0

Otto R. Herbst	0	0

PENSION BENEFITS

Name	Plan Name	Number of Years of Credited Service (#)	Present Value of Accumulated Benefit ($)

Wayne H. Deitrich	Schweitzer-Mauduit International, Inc. Retirement Plan	36	2,130,484

	Schweitzer-Mauduit International, Inc. Supplemental Pension Plan	36	2,704,300

Peter J. Thompson	Schweitzer-Mauduit International, Inc. Retirement Plan	9	133,393

Michel Fievez	French Retirement Indemnity	(1)	148,135

	French Social Security Pension		63,848

(1)
Indemnity retirement assumes if Mr. Fievez retires at age 65 he would have 14 years of seniority. The seniority entitles him to a retirement indemnity of 2 months salary per year of service, the indemnity is based on a salary (base salary + AIP) estimated in 2022 with the assumption of an increase of 4% per year.

        Messrs. Deitrich and Thompson participate in the Company's Retirement Plan, a qualified defined benefit plan. The Retirement Plan had 2 benefit formulas, a final average pay benefit formula applicable to Mr. Deitrich and a cash balance benefit formula applicable to Mr. Thompson. The accrual of additional benefits under the Retirement Plan for both benefit formulas was frozen for all salaried employees, including the Named Executive Officers, effective as of January 1, 2006. Consequently, salaried participants in the final average pay benefit formula accrue no further benefits under the Retirement Plan and salaried participants in the cash balance benefit formula continue to accrue only annual interest on their account balances after December 31, 2005, which amount is included in the Present Value of the Accumulated Benefit. The reported benefits are based on the final average earnings accrued benefit for Mr. Deitrich as of December 31, 2005 and the final cash balance account for Mr. Thompson as of December 31, 2005.

  Final Average Pay Formula Benefit

        The final average pay formula benefit entitles each vested salaried U.S. employee participating in that benefit formula to an annual pension benefit at normal retirement equal to 1.50% of final average earnings times the employee's years of service, subject to a deduction for social security benefits or, if greater, 1.125% of final average earnings times years of service, plus a specific amount for certain employees. Final average earnings is defined as the highest average of any 5 years of Earnings (as defined in the Retirement Plan) out of the last 15 calendar years of covered employment, or over the last 60 months of credited benefit service, if greater. The minimum monthly benefit payable in a single-life annuity to salaried employees is the lesser of $125 or $25 times years of service.

        Retirement benefits for salaried participants who have at least 5 years of vesting service may begin on a reduced basis at age 55, or on an unreduced basis at normal retirement age. Unreduced benefits also are available for salaried participants with 10 years of vesting service at age 62 or as early as age 60 with 30 years of vesting service. The normal form of benefit for unmarried salaried participants is a single-life annuity payable monthly. Benefits will be actuarially adjusted if the employee receives one of the available forms of joint and survivor or other optional forms of benefit.

  Cash Balance Benefit Formula

        Mr. Thompson's cash balance account is credited with an annual interest credit based on the average yield on the 30-year Treasury bill for the November immediately preceding the current Retirement Plan year. The interest credit will continue to be accrued on the account balance after December 31, 2005. Participants have the option to receive their vested account balance as either a lump-sum payment, an immediate single life annuity or a 50% joint and survivor annuity if married when they terminate employment with the Company or become disabled.

  Supplemental Retirement Arrangements

        The Company's supplemental retirement arrangements provide a benefit equal to the difference between:

  (i)
  the benefit payable to a participant under the Retirement Plan and

  (ii)
  the benefit that would be payable to such participant under such plan, calculated without regard to the compensation limit under Code Section 401(a)(17) and the limitations on benefits under Code Section 415 ("excess benefits").

        All terms and conditions of the Retirement Plan apply equally to the Supplemental Retirement Plan, excepting the Code Section 401(a)(17) and Code Section 415 limitations. Effective December 31, 2005, as a result of the freeze in the further accrual of retirement plan benefits for salaried employees, no further benefits will accrue under the supplemental retirement arrangements. The supplemental benefit that was payable to cash balance formula participants was paid in the form of a corporate contribution to the Company's Deferred Compensation Plan and not to the Supplemental Retirement Plan. In general, the Company does not grant extra service or special provisions under its supplemental arrangements.

        The Supplemental Benefit Plan was amended in December 2008 to comply with the requirements of Code Section 409A. The amended plan provided participants with lump sum, three-year and five-year distribution options. The only Named Executive Officer in the Supplemental Benefit Plan opted for a lump sum distribution, which will be paid out on July 1, 2009, 6 months following his retirement on December 31, 2008. There are no other Named Executive Officers among the remaining participants in the Supplemental Benefit Plan and with Retirement Plan benefits frozen for all salaried participants in January 2006, there have been no new participants added and no further benefits have accrued in the Supplemental Benefit Plan since that date.

        Mr. Deitrich retired as of December 31, 2008 and is receiving a 50% joint and survivor benefit. Mr. Thompson is immediately entitled to his cash account balance upon termination for any reason.

        Present Values in the Pension Benefits Table are based on the following assumptions:

Retirement Age	Earliest unreduced age (Immediate for Mr. Deitrich. Immediate for cash balance benefit (Mr. Thompson)
Payment form	FAP benefits–Combination of life annuity/50% J&S based on marriage assumption Cash balance benefits–Lump sum
Marriage	80% married with males assumed to be 3 years older than his spouse
Discount rate	6.3% at 12/31/2008, 6.4% at 12/31/2007
Postretirement mortality	Retirement Plan–RP2000 table, blue collar, projected 10 years Supplemental Pension Plan–RP2000 table, white collar, projected 10 years
Salary scale	None
Pre-retirement decrements	None

        Mr. Fievez's retirement benefit is accrued and paid in accordance with the French statutory programs. The French Retirement Indemnity and the Social Security pension provide benefits based on years of service and compensation.

NON-QUALIFIED DEFERRED COMPENSATION PLANS

Name	Executive contributions in last FY ($)(1)	Registrant contributions in last FY ($)(1)		Aggregate earnings in last FY ($)	Aggregate balance at last FYE ($)

Wayne H. Deitrich	0	0		0	0

Torben Wetche	0	0		0	0

Peter J. Thompson	23,947	19,368	(2)	(150,627)	328,506

Michel Fievez	0	0		0	0

Frédéric P. Villoutreix	0	10,000	(3)	(46,820)	90,845

Otto R. Herbst	37,430	24,687	(4)	(27,377)	73,785

(1)
All contributions in 2008 relating to 2008 compensation were reported as compensation in the 2008 Summary Compensation Table. Contributions expensed in a prior year are not included.

(2)
Company contributions to the Deferred Compensation Plan on Mr. Thompson's behalf included $14,368 in 401(k) saving plan contributions that exceeded IRS limitations on qualified plan contributions and $5,000 to partially offset tax liabilities associated with restricted stock grants

(3)
Company contributions to the Deferred Compensation Plan on Mr. Villoutreix's behalf included $10,000 to partially offset tax liabilities associated with restricted stock grants.

(4)
Company contributions to the Deferred Compensation Plan on Mr. Herbst's behalf included $20,687 in 401(k) saving plan contributions that exceeded IRS limitations on qualified plan contributions and $4,000 to partially offset tax liabilities associated with restricted stock grants

        The Deferred Compensation Plan permits eligible employees who elect to participate to defer receipt and taxation of a portion of their annual salary and incentive bonuses. The amount of annual salary and incentive bonus awards that may be deferred is limited to 25% and 50%, respectively. Eligibility to participate in the Deferred Compensation Plan is limited to "management" and "highly compensated employees" as defined in the Employee Retirement Income Security Act of 1974, as amended. The Company may, with Compensation Committee approval, make cash contributions to a participant's account in the Deferred Compensation Plan. In connection with the recent changes to the regulations governing deferred compensation plans imposed by the American Jobs Creation Act of 2004, contributions and deferrals into the Deferred Compensation Plan have been frozen to stop the accrual of additional unvested benefits in that plan as of December 31, 2004. Participants will not accrue any additional benefits other than market-based investment earnings or losses on their individual accounts in that plan. Post December 31, 2004 deferrals and corporate contributions go into the Deferred Compensation Plan No. 2. This plan is also a non-qualified, deferred compensation plan. This plan is intended to operate in a manner substantially similar to the Deferred Compensation Plan, subject to those new requirements and changes mandated under Code Section 409A.

        Amounts deferred into the Deferred Compensation Plan by a participating officer, or contributed on the officer's behalf by the Company, can be invested at the officer's election in an account that tracks, but does not actually invest in, some of the fund elections available under the Company's 401(k) savings plan. The participating officer bears the investment risk. The Company makes no guaranty as to the return of the principal amount of any funds deferred or of any income thereon. The funds remain subject to the Company's creditors while in the Deferred Compensation Plan.

        Certain amounts paid as retirement benefits have also been contributed to the accounts of certain officers in the Deferred Compensation Plan that received a retirement benefit under the cash balance formula. These contributions earn annual interest equal to the 30-year Treasury bill rate. These contributions are discussed in further detail under the caption Supplemental Retirement Arrangements at page 32.

        A Participant may elect to receive payment of the vested amount credited to his Deferral Account based on a Participant election of a single lump sum or 3, 5, or 10 annual installments. No payments may commence in less than 5 years following the date of the deferral election, except for alternative distributions that may occur in certain defined circumstances including disability, death of participant, separation from service, change of control and unforeseeable emergency; as such terms are defined in the plan. Certain individuals, which includes plan participants that are Named Executive Officers, must defer distributions from the plan for 6 months following a separation from service.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL

        The Company's Executive Severance Plan (the "Severance Plan") provides that in the event of termination of a participant's employment with the Company or one of its French affiliates for any reason other than death, disability or retirement within 2 years after a change of control of the Company, a participant will be entitled to salary and benefit continuation. A change of control is defined as the date as of which: (a) a third person, including a "group" as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, acquires actual or beneficial ownership of shares of the Company having 15% or more of the total number of votes that may be cast for the election of directors of the Company; or (b) as the result of any cash tender or exchange offer, merger or other business combination, sale of assets or contested election, or any combination of the foregoing transactions (a "Transaction"), the persons who were directors of the Company before the Transaction shall cease to constitute a majority of the Board of Directors of the Company or any successor to the Company.

        In the event of termination as a result of a change of control, participants employed in the United States will be entitled to:

  (i)
  receive a cash payment in an amount equal to 3 times the highest annual compensation (base salary and annual incentive awards) paid or payable within the 3 year period ending on the date of termination;

  (ii)
  receive health and dental benefits from the Company for a period of 3 years; and

  (iii)
  receive a cash payment in an amount equal to the actuarial equivalent of the accrued benefits the participant would have earned under the Retirement Plan and the Supplemental Plan if the participant had continued participation in those plans for 3 years following termination. The Executive Severance Plan was amended in November 2005 to provide that the calculation of the actuarial equivalent of the accrued benefit would be based on the terms of the Retirement Plan prior to the effective date of the freeze of the accrual of further Retirement Plan benefits for salaried employees that was effective December 31, 2005.

        A participant employed by one of the Company's French subsidiaries is entitled to essentially the same payments and benefits as a United States participant, subject to certain adjustments which take into account the differences between the respective compensation, benefit and pension plans and programs in the United States and France.

        Upon a change of control, all restricted stock, stock options and corporate deferred compensation plan contributions that have been granted, but not yet vested, vest automatically. Under the Annual Incentive Plan, the participant is entitled to payment of a pro rata portion of the incentive award at the Target performance percentage, without regard to achievement of pre-established objectives. Under the Long-Term Incentive Plan, the participant will receive a pro rata portion of the performance awards allotted to the participant also based upon target performance. The Long-Term Incentive Plan also contains a provision for such an award in the event of a constructive discharge following a change of control or potential change of control. Constructive discharge is deemed to have occurred upon any of the following actions taken by the Company or an Affiliate without the participant's written consent following a potential change of control: (a) the assignment of duties inconsistent with, or the reduction of the powers, duties, responsibilities, and prerogatives associated with, the participant's position, office, and status with the Company or an Affiliate; (b) a demotion of the participant or any removal of the participant from or failure to re-elect or reappoint the participant to any title or office; (c) a reduction in the participant's base salary or bonus potential or the Company's or an Affiliate's failure to increase the participant's base salary (within 12 months of the participant's last increase in base salary); and (d) any other similar actions or inactions by the Company or an Affiliate.

        A potential change of control is defined as the date as of which: (a) the Company enters into an agreement the consummation of which, or the approval by stockholders of which, would constitute a Change of Control; (b) proxies for the election of directors of the Company are solicited by anyone other than the Company; (c) any person (including, but not limited to, any individual, partnership, joint venture, corporation, association or trust) publicly announces an intention to take or to consider taking actions which, if consummated, would constitute a Change of Control; or (d) any other event occurs which is deemed to be a Potential Change of Control by the Board and the Board adopts a resolution to the effect that a Potential Change of Control has occurred.

        The Company shall pay the participant an additional gross-up payment to compensate such participant for the excise tax liability under Code Section 4999.

        The Compensation Committee of the Board of Directors of the Company establishes the eligibility criteria for participation and, from time to time, designates key employees as participants in the Severance Plan. Subject to certain conditions, the Severance Plan may be amended or terminated by resolution of the Board of Directors, but no such amendment or termination shall be effective during the 2-year period following a change of control of the Company without the consent of all of the participants. The Company has agreements under the Severance Plan with the Named Executive Officers and certain other key employees.

        The maximum amounts payable upon termination pursuant to the Executive Severance Plan, assuming that a change of control of the Company and the termination of their employment on a basis that triggers plan benefits had occurred on December 31, 2008, are set forth in the following tables for all Named Executive Officers. Where no number is input on a line item, it indicates a zero.

Potential Payments to Wayne H. Deitrich Upon Retirement,
Termination or Change in Control as of December 31, 2008

Executive Benefits and Payments Upon Termination	Type of Payment	Early Retirement ($)	Normal Retirement ($)	Involuntary Not for Cause Termination ($)	Change in Control ($)	Death or Disability ($)
Compensation:
Base Salary				1,340,000	2,010,000	1.340,000
Annual Incentive					1,285,895
Long-Term Incentives–
Performance Shares		1,073,352	1,073,352		1,073,352	1,073,352
Stock Options
Unvested and Accelerated
Restricted Stock Units
Benefits and Perquisites:
Deferred Compensation Plan
Health Care					31,319
Dental Care					1,413
Disability Benefits					3,348
Accrued Vacation Pay		77,308	77,308	77,308	231,924	77,308
Qualified Pension	Monthly Lifetime benefit	16,562	16,562	16,562	16,562	16,562
Non-Qualified Pension (SERP)	Lump Sum Benefit	2,704,300	2,704,300	2,704,300	2,704,300	2,704,300
Qualified 401(k) Plan	Lump Sum Benefit	219,776	219,776	219,776	219,776	219,776
Additional payment based on Pension Plan	Lump Sum Benefit				1,312,632
Additional payment based on 401(k) Plan	Lump Sum Benefit				197,733
Tax Gross-Ups

Potential Payments to Torben Wetche Upon Retirement,
Termination or Change in Control as of December 31, 2008

Executive Benefits and Payments Upon Termination	Type of Payment	Early Retirement ($)	Normal Retirement ($)	Involuntary Not for Cause Termination ($)	Change in Control ($)	Death or Disability ($)
Compensation:
Base Salary				243,750	731,250
Annual Incentive					255,937
Long-Term Incentives–
Performance Shares
Stock Options
Unvested and Accelerated
Restricted Stock Units					100,000
Benefits and Perquisites:
Deferred Compensation Plan
Health Care					37,456
Dental Care					1,413
Disability Benefits					3,348
Accrued Vacation Pay					25,000
Qualified Pension
Excess Pension in Deferred Comp
Qualified 401(k) Plan	Lump Sum Benefit	34,595	34,595	34,595	34,595	34,595
Excess 401(k) in Deferred Comp	Lump Sum Benefit
Additional payment based on Pension Plan	Lump Sum Benefit				21,652
Additional payment based on 401(k) Plan	Lump Sum Benefit				22,982
Tax Gross-Ups

Potential Payments to Peter J. Thompson Upon Retirement,
Termination or Change in Control as of December 31, 2008

Executive Benefits and Payments Upon Termination	Type of Payment	Early Retirement ($)	Normal Retirement ($)	Involuntary Not for Cause Termination ($)	Change in Control ($)	Death or Disability ($)
Compensation:
Base Salary				325,000	975,000	325,000
Annual Incentive					433,416
Long-Term Incentives–
Performance Shares					283,784	283,784
Stock Options
Unvested and Accelerated
Restricted Stock Units					50,050	50,050
Benefits and Perquisites:
Deferred Compensation Plan
Health Care					47,190
Dental Care					2,828
Disability Benefits					3,348
Accrued Vacation Pay				25,000	75,000	25,000
Qualified Pension	Lump Sum Benefit	196,661	196,661	196,661	196,661	196,661
Excess Pension in Deferred Comp	Lump Sum Benefit	22,610	22,610	22,610	22,610	22,610
Qualified 401(k) Plan	Lump Sum Benefit	231,199	231,199	231,199	231,199	231,199
Excess 401(k) in Deferred Comp	Lump Sum Benefit	14,368	14,368	14,368	14,638	14,638
Additional payment based on Pension Plan	Lump Sum Benefit				120,623
Additional payment based on 401(k) Plan	Lump Sum Benefit				84,505
Tax-Gross-Ups

Potential Payments to Frédéric P. Villoutreix Upon Retirement,
Termination or Change in Control as of December 31, 2008

Executive Benefits and Payments Upon Termination	Type of Payment	Early Retirement ($)	Normal Retirement ($)	Involuntary Not for Cause Termination ($)	Change in Control ($)	Death or Disability ($)
Compensation:
Base Salary				500,000	1,500,000	500,000
Annual Incentive
Long-Term Incentives–Performance Shares
Performance Shares					518,779	518,779
Stock Options
Unvested and Accelerated
Restricted Stock Units					300,300	240,240
Benefits and Perquisites:
Deferred Compensation Plan					10,000
Health Care					47,190
Dental Care					2,828
Disability Benefits					3,348	120,000/yr
Accrued Vacation Pay
Qualified Pension
Excess Pension in Deferred Comp
Qualified 401(k) Plan	Lump Sum Benefit	86,779	86,779	86,779	86,779	86,779
Excess 401(k) in Deferred Comp	Lump Sum Benefit
Additional payment based on Pension Plan	Lump Sum Benefit				182,843
Additional payment based on 401(k) Plan	Lump Sum Benefit				130,674
Tax Gross-Ups

Potential Payments to Michel Fievez Upon Retirement,
Termination or Change in Control as of December 31, 2008

Executive Benefits and Payments Upon Termination	Type of Payment	Early Retirement ($)	Normal Retirement ($)	Involuntary Not for Cause Termination ($)	Change in Control ($)	Death or Disability ($)
Compensation:
Base Salary				382,085	1,146,255
Annual Incentive
Long-Term Incentives–
Performance Shares					108,789
Stock Options
Unvested and Accelerated
Restricted Stock Units				50,050	100,100
Benefits and Perquisites:					233,304
Deferred Compensation Plan					total
Health Care					Benefits
Dental Care					and
Disability Benefits					Perquisites
Accrued Vacation Pay
Qualified Pension
Excess Pension in Deferred Comp
Qualified 401(k) Plan
Excess 401(k) in Deferred Comp
Additional payment based on Pension Plan
Additional payment based on 401(k) Plan
Tax Gross-Ups

Potential Payments to Otto R. Herbst Upon Retirement,
Termination or Change in Control as of December 31, 2008

Executive Benefits and Payments Upon Termination	Type of Payment	Early Retirement ($)	Normal Retirement ($)	Involuntary Not for Cause Termination ($)	Change in Control ($)	Death or Disability ($)
Compensation:
Base Salary				348,400	1,045,200	348,400
Annual Incentive					390,381
Long-Term Incentives–
Performance Shares					286,306	286,306
Stock Options
Unvested and Accelerated					100,100	100,100
Restricted Stock Units
Benefits and Perquisites:
Deferred Compensation Plan
Health Care					29,038
Dental Care					2,828
Disability Benefits					3,348
Accrued Vacation Pay				33,500	100,500	33,500
Qualified Pension
Excess Pension in Deferred Comp
Qualified 401(k) Plan	Lump Sum Benefit	35,414	35,414	35,414	35,414	35,414
Excess 401(k) in Deferred Comp	Lump Sum Benefit	20,687	20,687	20,687	20,687	20,687
Additional payment based on Pension Plan	Lump Sum Benefit				141,358
Additional payment based on 401(k) Plan	Lump Sum Benefit				95,274
Tax Gross-Ups

  Compensation of Directors

        A director who is an officer or an employee of the Company or any of its subsidiaries or affiliates does not receive any fees for service as a member of the Board of Directors, but is reimbursed for expenses incurred as a result of such service. Specific details as to the compensation of directors is discussed in the CD& A on pages 24-25. Each director earned the following compensation in 2008 in addition to reimbursement of their actual and reasonable travel expenses:

Name	Fees earned or paid in cash ($)	Stock Awards ($)(1)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(2)	All Other Compensation ($)	2008 Total ($)
Claire L. Arnold	33,750	47,000	(178,219)	0	(97,469)
K.C. Caldabaugh	54,945	47,000	(32,551)	0	69,394
Laurent G. Chambaz	10,000	14,849	0	0	24,849
William A. Finn	32,250	35,250	2,222	0	69,722
Richard D. Jackson	47,055	47,000	0	0	94,055
Robert F. McCullough	45,000	47,000	(12,750)	0	79,250
Larry B. Stillman	13,500	23,500	0	0	37,000

(1)
The directors received an annual retainer of $47,000 which is paid in stock or stock units in accordance with the Outside Directors Stock Plan. Valuations are not based on FAS 123R.

(2)
There is no pension plan for non-employee directors and this column only shows deferred compensation earnings or losses which are based on hypothetical investment in some of the same mutual funds offered under the Company's 401(k) Plan. The director bears the investment risk.

        From 2000 to 2004, directors could annually elect to defer all or part of their compensation received from the Company pursuant to the Company's Deferred Compensation Plan for Non-Employee Directors ("Outside Director Deferral Plan"). Participation in this plan allowed a director to defer receipt of compensation and to thereby also defer certain state and federal income taxes until the deferred compensation is paid upon the director's retirement from the Board of Directors or earlier death or disability. In connection with changes to regulations governing deferred compensation plans imposed by the American Jobs Creation Act of 2004, the Company adopted the Deferred Compensation Plan No. 2 for Non-Employee Directors. The Outside Director Deferral Plan was frozen as of December 31, 2004 to stop the accrual of additional unvested benefits, other than market-based investment earnings or losses on their individual account balances, as of that date. As of January 1, 2005 all directors who annually elect to defer all or part of their compensation received from the Company participate in the Deferred Compensation Plan No. 2 for Non-Employee Directors. The Outside Director Deferral Plan and the Deferred Compensation Plan No. 2 for Non-Employee Directors are non-qualified, deferred compensation plans that permit participants to defer the receipt of their annual retainer or fees. The individual deferred compensation plan accounts of those directors who choose to defer their annual retainer are credited with stock units, which include accumulated dividends. The stock units are convertible into the Company's Common Stock at its fair market value or cash in connection with the director's retirement or earlier death or disability The stock units do not have any voting rights. Deferred Compensation Plan No. 2 for Non-Employee Directors is intended to operate in a manner substantially similar to the existing Outside Director Deferral Plan, subject to certain new requirements and changes mandated under Code Section 409A. The Company provides no guaranty of repayment of the principal amount deferred or of any earnings on the participants' account balances.

 SECURITY OWNERSHIP OF MANAGEMENT

        The following table sets forth information as of March 1, 2009, unless otherwise noted, regarding the number of shares of the Company's Common Stock beneficially owned by all directors and nominees, the Company's Chief Executive Officer and each of the Company's Named Executive Officers and by all directors and executive officers as a group. Unless otherwise indicated in a footnote, each person listed below possesses sole voting and investment power with respect to the shares indicated as beneficially owned by that person.

Name of Individual or Identity of Group	Title of Class	Amount and Nature of Beneficial Ownership		Percent of Class(1)
Claire L. Arnold	Common Stock	4,210	(2)	*
K.C. Caldabaugh	Common Stock	10,483	(3)	*
Wayne H. Deitrich	Common Stock	509,169	(4)	3.3%
Michel Fievez	Common Stock	10,434	(5)	*
William A. Finn	Common Stock	1,586(6	)(7)	*
Otto R. Herbst	Common Stock	46,910	(8)	*
Richard D. Jackson	Common Stock	15,894	(7)	*
Robert F. McCullough	Common Stock	1,000	(9)	*
Peter J. Thompson	Common Stock	81,712	(10)	*
Frédéric P. Villoutreix	Common Stock	40,913	(11)	*
Torben Wetche	Common Stock	5,969	(12)	*
All Directors, Named Executive Officers and executive officers as a group (14) persons	Common Stock	828,451	(13)	5.4%

(1)
Percent of Class is calculated as a percentage of the shares of Common Stock outstanding as of March 1, 2009, plus unexercised options vested as of March 1, 2009, for a total of shares deemed outstanding. Individuals with an asterisk own less than 1% of the shares outstanding.

(2)
As of March 15, 2000, Mrs. Arnold elected to defer 100% of her quarterly retainer pursuant to the Deferred Compensation Plan for Non-Employee Directors and, in 2005, pursuant to the Deferred Compensation Plan for Non-Employee Directors No. 2. In addition to the stock she beneficially owns, her deferred compensation plan accounts have been credited with the equivalent of 12,902 stock units, which sum includes accumulated dividends.

(3)
From March 15, 2000 through December 31, 2004, Mr. Caldabaugh elected to defer 100% of the quarterly retainer pursuant to the Deferred Compensation Plan for Non-Employee Directors. In addition to the stock he beneficially owns, his individual deferred compensation plan account has been credited with the equivalent of 6,301 stock units, which sum includes accumulated dividends.

(4)
Includes 100 shares held by a Charitable Remainder Unitrust, of which Mr. Deitrich is the Trustee.

(5)
All 10,434 are shares of restricted stock that include the power to vote such shares.

(6)
From April 24, 2008 through December 31, 2008, Mr. Finn elected to defer 100% of the quarterly retainer pursuant to the Deferred Compensation Plan for Non-Employee Directors No. 2. In addition to the stock he beneficially owns, his individual deferred compensation plan account has been credited with the equivalent of 1,880 stock units, which sum includes accumulated dividends.

(7)
Includes 586 shares of stock received by the director pursuant to the Outside Directors Stock Plan on January 2, 2009.

(8)
Includes 24,031 shares of restricted stock that include the power to vote such shares.

(9)
As of October 1, 2006, Mr. McCullough elected to defer 100% of his quarterly retainer pursuant to the Deferred Compensation Plan for Non-Employee Directors No. 2. In addition to the stock he beneficially owns, his individual deferred compensation plan account has been credited with the equivalent of 4,912 stock units, which sum includes accumulated dividends.

(10)
Includes 16,675 shares of restricted stock that include the power to vote such shares.

(11)
All 40,913 are shares of restricted stock that include the power to vote such shares.

(12)
Includes 5,000 shares of restricted stock that include the power to vote such shares.

(13)
Includes, as to executive officers other than the Named Executive Officers, 23,512 shares of restricted stock that include the power to vote such shares.

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL HOLDERS

        The following table sets forth certain information as of December 31, 2008 regarding the number of shares of Common Stock of the Company beneficially owned by each person who is known to the Company to own, directly or indirectly, more than 5% of the outstanding shares of the Company's Common Stock, as reflected in the Schedule 13G (and amendments, if any, thereto) as filed with the Securities and Exchange Commission in February 2009 and provided to the Company by such persons.

Name and Address of Beneficial Owner	Title of Class	Amount and Nature of Beneficial Ownership	Percent of Class	Sole Voting Power	Shared Voting Power	Sole Investment Power	Shared Investment Power
Dimensional Fund Advisors LP(1) Palisades West, Building One 630 Bee Cave Rd Austin, TX 78746	Common Stock	1,265,345	8.22%	1,240,553	0	1,265,345	0
Barclays Global Investors (Deutschland) AG Apianstrasse 6, D85774 Unterfohring, Germany	Common Stock	1,060,547	6.89%	824,483		1,060,547
Penza Investment Management, LLC 120 West 45th Street, 20th Floor New York, NY 10026	Common Stock	891,792	5.79%	766,227	0	891,792	0
FMR LLC and Edward C. Johnson 3d(2) 82 Devonshire Street Boston, MA 02109	Common Stock	891,254	5.786%	0	0	891,254	0
Daruma Asset Management, Inc. and Mariko O. Gordon(3) 80 West 40th Street, 9th Floor New York, NY 10018	Common Stock	842,900	5.5%	287,800	0	842,900	0
Wells Fargo and Company(4) 420 Montgomery Street San Francisco, CA 94163	Common Stock	846,094	5.49%	845,413	0	812,690	1,464

(1)
Dimensional Fund Advisors LP ("Dimensional"), an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to 4 investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other commingled group trusts and separate accounts. These investment companies, trust and accounts are the "Funds". In its role as investment advisor or manager, Dimensional possess investment and/or voting power over the securities of the Issuer described in this schedule that are owned by the Funds, and may be deemed to be the beneficial owner of the shares of the Issuer held by the Funds. However, all securities reported in this schedule are owned by the Funds.

(2)
Fidelity Management & Research Company ("Fidelity"), a wholly owned subsidiary of FMR LLC and an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, is the beneficial owner of 891,254 shares or 5.786% of the Common Stock outstanding of the Company as a result of acting as investment adviser to various investment companies registered under Section 8 of the Investment Company act of 1940. Edward C. Johnson 3d and FMR LLC,

  through its control of Fidelity, and the funds each has sole power to dispose of the 891,254 shares owned by the funds. Members of the family of Edward C. Johnson 3d, Chairman of FMR LLC, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B. Voting common shares and the execution of the shareholders' voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. Neither FMR LLC nor Edward C. Johnson 3d, Chairman of FMR LLC, has the sole power to vote or direct the voting of the shares owned directly by the Fidelity Funds, which power resides with the funds' Boards of Trustees. Fidelity carries out the voting of the shares under written guidelines established by the funds' Boards of Trustees.

(3)
The securities covered by this statement are beneficially owned by one or more investment advisory clients whose accounts are managed by Daruma Asset Management, Inc. ("Daruma"). The investment advisory contracts relating to such accounts grant to Daruma sole investment and/or voting power over the securities owned by such accounts. Therefore Daruma may be deemed to be the beneficial owner of the securities covered by this statement for purposes of Rule 13-d-3 ("Rule 13d-3") under the Securities Act of 1934 (the "1934 Act"). Mariko O. Gordon (the "Principal Shareholder") owns in excess of 50% of the outstanding voting stock and is the president of Daruma. The Principal Shareholder may be deemed to be the beneficial owner of the securities held by such persons and entities advised by Daruma for purposes of Rule 13d-3. Daruma and the Principal Shareholder each disclaims beneficial ownership in any of the securities covered by this statement. Daruma and the Principal Shareholder are of the view that they are not acting as a "group" for purposes of Section 13(d) under the 1934 Act and that they are not otherwise required to attribute to each other the "beneficial ownership" of securities held by any of them or by any persons or entities advised by Daruma.

(4)
Wells Fargo & Company filed a Schedule 13G on its own behalf and on behalf of its subsidiaries. Of its various subsidiaries, Evergreen Investment Management Company, LLC owns 802,272 shares of SWM common stock or 5.21%. Of those shares Evergreen has the sole power to vote or to direct the vote and sole power to dispose or direct the disposition of all 802,272 shares.

BOARD AND COMMITTEE GOVERNANCE

  Board of Directors and Standing Committees

Attendance by Directors at Board Meetings

        The Board of Directors met 5 times in 2008 and acted by unanimous consent on 2 occasions. Each director attended every meeting of the Board of Directors.

Attendance by Members of the Board of Directors at the Annual Meeting of Stockholders

        The Company encourages members of the Board of Directors to attend each Annual Meeting of Stockholders and all of the sitting directors who were board members at the time attended the Annual Meeting of Stockholders held on April 24, 2008.

Lead Non-Management Director

        On April 24, 2008, K.C. Caldabaugh was elected as the lead non-management director to preside at meetings of the non-management directors.

Standing Committees

        The Audit Committee, the Compensation Committee and the Nominating & Governance Committee are the 3 Standing Committees of the Board of Directors. Each Standing Committee is composed entirely of independent directors.

Corporate Governance Documents

        We have adopted a code of conduct, or the Code of Conduct, that applies to all of our directors, officers and U.S. employees, including our principal executive officer, principal financial officer, principal accounting officer and other persons performing similar functions. The Code of Conduct is posted on the Company's website at http://www.schweitzer-mauduit.com. Any waivers of, or changes to, the Code of Conduct will be posted on our website. In addition, copies of the Company's Corporate Governance Guidelines and the charters for each of the Standing Committees can also be found on the Company's website. Copies of these documents may also be obtained by directing a written request to the Investor Relations Department at the Company's headquarters address noted on the first page of this Proxy Statement.

Director Independence

        The Board of Directors unanimously adopted the following standard for director independence at its December 2002 meeting:

  An independent director is a person who is free from any relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Annually, the Board of Directors will assess the independence of each non-management director based on the existence or absence of a material relationship with the Company (either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company). The following persons shall not be considered independent:

    a)
    A director who is employed by the Company or any of its affiliates for the current year or any of the past five (5) years.

    b)
    A director who is, or in the past five (5) years has been, affiliated with or employed by a (present or former) auditor of the Company (or of an affiliate).

    c)
    A director who is, or in the past five (5) years has been, part of an interlocking directorate in which an executive officer of the Company serves on the compensation committee of another company that concurrently employs the director.

    d)
    A director who is, or in the past five (5) years has been, a Family Member of an individual who was employed by the Company or any of its affiliates as an executive officer. The term "Family Member" shall mean a person's spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law, brothers and sisters-in-law, and anyone (other than household employees) who shares such person's home.

    e)
    A director who, during the current fiscal year or any of the past five (5) fiscal years, personally provided services to the Company or its affiliates that had an annual value in excess of $60,000; or who was paid or accepted, or who has a non-employee Family Member who was paid or accepted, any payments from the Company or any of its affiliates in excess of $60,000 other than compensation for board service, benefits under a tax-qualified retirement plan, or non-discretionary compensation.

    f)
    A director who is a partner in, or a controlling stockholder or an executive officer of, any organization (profit or non-profit) to which the Company made, or from which the Company received, payments (other than those arising solely from investments in the Company's securities) that exceed one percent (1%) of the recipient's annual consolidated gross revenues in the current year or any of the past five (5) fiscal years; unless, for provisions (e) and (f), the Board of Directors expressly determines in its business judgment that the relationship does not interfere with the director's exercise of independent judgment.

        Based on the foregoing standard and the standards for independence articulated by the New York Stock Exchange and the Securities and Exchange Commission, the Board affirmatively determined by resolution dated February 26, 2009 that the following directors, who collectively constitute 83% of the full Board and represent 100% of the membership of the Standing Committees, are independent:

Ms. Claire L. Arnold Mr. William A. Finn Mr. Robert F. McCullough	Mr. K.C. Caldabaugh Mr. Richard D. Jackson

        Mr. Deitrich was and Mr. Villoutreix is a member of management and not independent.

Financial Experts

        The Board of Directors affirmatively determined by resolution dated February 26, 2009 that 2 members of the Audit Committee, Mr. McCullough and Mr. Caldabaugh, qualify as financial experts as such term is defined in Regulation S-K, Item 401(h).

        The following table lists the current members, principal functions and meetings held in 2008 for each of the Standing Committees, the non-management directors and the independent directors:

Members	Principal Functions	Meetings in 2008	Unanimous Written Consents in 2008
Audit Committee Robert C. McCullough (Chair) K.C. Caldabaugh William A. Finn No member serves on the audit committee of more than 3 public companies, including the Company's Audit Committee. Messrs. McCullough and Caldabaugh are financial experts and Mr. Finn is financially literate in the judgment of the Board of Directors.	• Recommend to the Board of Directors the appointment of outside auditors to audit the records and accounts of the Company
•  Retain and compensate outside auditors
•  Review scope of audits, provide oversight in connection with internal control, financial reporting and disclosure systems
•  Monitor state and federal securities laws and regulations
•  Perform other such duties as the Board of Directors may prescribe
•  Monitor the Company's practices and procedures concerning compliance with applicable laws and regulations
	• The nature and scope of the Committee's responsibilities are set forth in further detail under the caption "Audit Committee Report"	9	0
Compensation Committee Richard D. Jackson (Chair) Claire L. Arnold William A. Finn	• Evaluate and approve officer compensation • Administer a number of the Company's executive compensation plans • Review salaried employee compensation plans • Evaluate and make recommendations on director compensation • The nature and scope of the Committee's responsibilities are set forth in further detail under the caption "Compensation Committee Discussion & Analysis"	3	4
Nominating & Governance Committee K.C. Caldabaugh (Chair) Claire L. Arnold Richard Jackson	• Recommend candidates to fill any vacancies on the Board of Directors; evaluate stockholder nominees • Supervise Board of Directors, Board Committee and individual director evaluation processes • Evaluate, monitor and recommend changes in the Company's governance policies • Supervise and monitor the succession planning process for the executive officers	1	0
Non-Management Directors K.C. Caldabaugh (Lead Non-Management Director)		5	NA
Independent Directors		1	NA

Audit Committee Report

        The following report summarizes the Audit Committee's actions during 2008. This report shall not be deemed to be incorporated by reference by any general statement incorporating this Proxy Statement by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.

        In accordance with its written charter, the Audit Committee of the Board of Directors ("Audit Committee") assists the Board of Directors by overseeing and monitoring:

  (1)
  the integrity of the Company's financial statements,

  (2)
  the Company's compliance with legal and regulatory requirements,

  (3)
  the outside auditor's qualifications and independence and

  (4)
  the performance of the Company's internal control function, its system of internal and disclosure controls and the outside auditor.

        The members of the Audit Committee meet the applicable independence and experience requirements of the New York Stock Exchange and the standards for determining a director's independence adopted by the Board of Directors.

        During 2008, the Audit Committee met 8 times, including discussion of the interim financial information and earnings guidance contained in each quarterly earnings announcement with the Chief Financial Officer, Controller and outside auditor prior to public release.

        The following table summarizes the aggregate fees relating to amounts billed to the Company by its outside auditor, Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu and their respective affiliates, (collectively, "Deloitte") for the fiscal years ended December 31, 2008 and 2007:

	2008	2007
Audit Fees(1)	$1,329,000	$1,258,000
Audit-Related Fees(2)	35,000	1,000
Tax Fees(3)	5,000	14,000
All Other Fees(4)		—
Total Fees	$1,369,000	$1,273,000

    (1)
    Includes fees billed for professional services rendered in connection with the audit of the annual financial statements, audit of the Company's internal control over financial reporting and management's assessment thereof, review of financial statements included in the Form 10-Q filings and for services provided for statutory and regulatory filings or engagements.

    (2)
    Includes fees incurred for assurance and related services and consultation on regulatory matters or accounting standards.

    (3)
    Includes fees incurred for tax return preparation and compliance and tax advice and tax planning.

    (4)
    Includes other fees not included in the above categories.

        The above services performed by the outside auditor were pre-approved in accordance with the pre-approval policy and procedures adopted by the Audit Committee. These procedures describe the permitted audit, audit-related, tax and other services (collectively, the "Disclosure Categories") that the outside auditor may perform. The procedure requires that prior to the beginning of each fiscal year, a description of the services (the "Service List") expected to be performed by the outside auditor in each of the Disclosure Categories in the following fiscal year be presented to the Audit Committee for approval.

        Services provided by the outside auditor during the following year that are included in the Service List are pre-approved following policies and procedure of the Audit Committee.

        Any requests for audit, audit-related, tax, and other services not contemplated on the Service List must be submitted to the Audit Committee for specific pre-approval and cannot commence until such approval has been granted. Normally, pre-approval is provided at regularly scheduled meetings. However, the authority to grant specific pre-approval between meetings, as necessary, has been delegated to the Chairman of the Audit Committee. The Chairman must update the Audit Committee at the next regularly scheduled meeting of any services that were granted specific pre-approval.

        In addition, although not required by the rules and regulations of the Securities and Exchange Commission, the Audit Committee is provided a range of fees associated with each proposed service on the Service List and any services that were not originally included on the Service List. Providing a range of fees for a service incorporates appropriate oversight and control of the outside auditor when time is of the essence. The policy does not contain a de minimis provision that would provide retroactive approval for permissible non-audit services under certain circumstances.

        On a periodic basis, the Audit Committee reviews the status of services and fees incurred year-to-date against the Service List and the forecast of remaining services and fees for the fiscal year.

        In discharging its oversight responsibility as to the audit process, the Audit Committee obtained from the outside auditor a formal written statement describing all relationships between the outside auditor and the Company that might bear on the outside auditor's independence consistent with Independence Standards Board Standard No. 1, "Independence Discussion with Audit Committees," discussed with the outside auditor any relationships that may impact their objectivity and independence, including the services and amounts reflected in the above table, and satisfied itself as to the outside auditor's independence.

        The Committee reviewed with the outside auditor their audit plans, audit scope and identification of audit risks. The Audit Committee also discussed with management and the outside auditor the quality and adequacy of the Company's internal control function and its system of internal and disclosure controls.

        The Audit Committee discussed and reviewed with the outside auditor all communications required by Securities and Exchange Commission regulations and by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, as amended, "Communication with Audit Committees" and, with and without management present, discussed and reviewed the results of the outside auditor's examination of the financial statements.

        The Audit Committee discussed, reviewed and monitored the Company's plans and activities related to Sarbanes-Oxley Section 404 compliance on a regular basis.

        The Audit Committee reviewed and discussed the audited financial statements of the Company as of and for the fiscal year ended December 31, 2008, with management and the outside auditor. Management has the responsibility for the preparation of the Company's financial statements and outside auditor has the responsibility for conducting an audit of those statements.

        Based on the above-mentioned review and discussions with management and the outside auditor, the Committee recommended to the Board of Directors that the Company's audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2008, for filing with the Securities and Exchange Commission. The Audit Committee also recommended the reappointment of the outside auditor and the Board of Directors concurred with such recommendation.

    AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

    Robert F. McCullough (Chairman)
    K.C. Caldabaugh
    William A. Finn

CERTAIN TRANSACTIONS AND BUSINESS RELATIONSHIPS

        No director had any business relationship or engaged in any transactions resulting in any direct or indirect compensation from the Company or its affiliates except for services and expenses incurred in performing their duties as directors.

OTHER MATTERS

        The management of the Company knows of no other matters to be presented at the 2009 Annual Meeting of Stockholders. Should any other matter requiring a vote of the stockholders arise at the meeting, the persons named in the proxy will vote the proxies in accordance with their best judgment.

  Outside Auditors

        The Board of Directors of the Company has approved the Audit Committee's retention of Deloitte & Touche LLP as the principal outside auditors for the Company for the current year. Deloitte & Touche LLP has been the outside auditor for the Company since its incorporation. Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting with the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions from stockholders.

  Stockholder Proposals

        Under Securities and Exchange Commission rules, if a stockholder wishes to have a proposal considered for inclusion in the Company's Proxy Statement and form of proxy for the 2010 Annual Meeting of Stockholders, a proposal must be received by the Secretary of the Company at the Company's principal executive offices not less than 120 days from the date of release of the proxy statement, March 12, 2009, and therefore must be received by November 12, 2009 to be considered timely. The Company reserves the right to decline to include in the Company's Proxy Statement any stockholder's proposal that does not comply with the rules of the Securities and Exchange Commission for inclusion therein.

        The By-Laws of the Company include requirements applicable to stockholder proposals other than those included in the proxy materials pursuant to the regulations of the Securities and Exchange Commission. A stockholder proposing to nominate persons for election to the Board of Directors or to introduce other business at the Annual Meeting of Stockholders must give timely written notice to the Company's Secretary and General Counsel. The stockholder proposal must be delivered, either by personal delivery or by United States mail, postage prepaid, to the Secretary and General Counsel of the Company and received by the Company, not less than 120 calendar days before the anniversary date of the Company's proxy statement released to stockholders in connection with the previous year's annual meeting; provided, however, if and only if the annual meeting is not scheduled to be held within a period that commences 30 days before such anniversary date and ends 30 days after such anniversary date (an annual meeting date outside such period being referred to herein as an "Other Meeting Date"), such stockholder notice shall be given in the manner provided herein by the later of the close of business on (i) the date 90 days prior to such Other Meeting date or (ii) the 10th day following the date such Other Meeting Date is first publicly announced or disclosed.

  Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers and persons who own more than 10% of a registered class of the Company's equity securities to file reports with the Securities and Exchange Commission regarding beneficial ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than 10%

stockholders are required by Securities and Exchange Commission regulations to furnish the Company with copies of all forms they file pursuant to Section 16(a).

        To the Company's knowledge, based solely on a review of copies of such reports filed during the fiscal year ended December 31, 2008, all officers, directors and greater than 10% beneficial owners timely complied with Rule 16(a).

  Form 10-K, Annual Report and Poxy Statement

        The Company's Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended December 31, 2008 (including the consolidated financial statements and schedules thereto, but excluding exhibits) has been included with the mailing of this Proxy Statement to stockholders of record and beneficial holders as of February 26, 2009. Additional copies of the Company's Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended December 31, 2008 (excluding exhibits) will be provided without charge to each stockholder so requesting in writing. Each request must set forth a good faith representation that, as of February 26, 2009, the record date for the Annual Meeting, the person making the request beneficially owned shares of the Company's Common Stock. The written request should be directed to: Peter J. Thompson, Chief Financial Officer and Treasurer. In addition, the Form 10-K, Notice of Meeting, Proxy Statement and Proxy Card are available on the Company's website at www.schweitzer-mauduit.com.

COMMUNICATING WITH THE BOARD

        Stockholders and interested parties may communicate directly with the Board of Directors, including the Lead Non-Management Director and Chairman of the Audit Committee, by telephonic or written communication as set forth below. Each communication intended for the Board of Directors and received by the Secretary and General Counsel that is related to the operation of the Company will be forwarded to the designated person. The Secretary and General Counsel may screen communications solely for the purpose of eliminating communications that are commercial in nature and not related to the operation of the Company and to conduct appropriate security clearance. All communications relating to the operation of the Company shall be forwarded to the designated recipient in their entirety.

If by phone:	A voice mail message may be left identifying the individual to whom it is directed by calling (866) 528-2593. This is a toll free call and is monitored and accessible only to the General Counsel of the Company. Messages received on this line will be maintained in confidence to the extent practicable.
If by mail:
A sealed envelope marked "Confidential" and prominently marked on the outside of the envelope that it is directed to the attention of the Audit Committee Chairman or the Lead Non-Management Director, as appropriate, may be mailed to
Secretary and General Counsel Schweitzer-Mauduit International, Inc. 100 North Point Center East–Suite 600 Alpharetta, Georgia 30022

YOUR VOTE IS IMPORTANT

        You are encouraged to let us know your preference by marking the appropriate boxes on the enclosed proxy card.

 Appendix A

SCHWEITZER-MAUDUIT INTERNATIONAL, INC.
ANNUAL INCENTIVE PLAN
SECOND AMENDMENT AND RESTATEMENT
Effective as of January 1, 2009

RECITALS:

        WHEREAS, the Corporation adopted an Annual Incentive Compensation Plan (AIP) in 1995 that was subsequently amended by the First Amendment and Restatement effective as of February 25, 1999;

        WHEREAS, the AIP is intended to provide incentive compensation that is qualified as exempt from the limitation on tax deductibility when paid to a participant that is covered by Section 162(m) of the Internal Revenue Code;

        WHEREAS, Revenue Ruling 2008-13 issued new guidance from the Internal Revenue Service on its revised interpretation of the performance based compensation exemption from Code Section 162(m) limits on deductible compensation;

        WHEREAS, the Company desires to maintain the exempt performance based compensation status of any awards issued to a participant in the AIP that is also a Covered Person, as hereinafter defined, and therefore amends and restates the plan as follows.

1.     PURPOSE

        The purpose of this Annual Incentive Plan (the "Plan") of Schweitzer-Mauduit International, Inc. (the "Company") is to further unite the interests of the stockholders of the Company and its key executives through:

          (a)   the annual establishment of Company objectives which are deemed by the Company's Board to be in the best short- and long-range interests of the Company, and

          (b)   the annual payment of incentive awards to each Participant in the form of a cash award, provided his or her performance has meaningfully contributed to the attainment of the Company's objectives.

2.     EFFECTIVE DATE

        The Plan is effective as of January 1, 1996.

3.     DEFINITIONS

        "Affiliate" means any company in which the Company owns 20% or more of the equity interest (collectively, the "Affiliates").

        "Performance Percentage" means the respective percentages applicable to achievement of the following benchmark Performance Levels for a given Objective as follows: Threshold 50%, Target 100%, Outstanding 150%, Maximum 200%; and, if actual performance of such Objective falls between any two of such benchmark Performance Levels, the percentage amount applicable to the performance level actually achieved will be prorated.

        "Board" means the Board of Directors of the Company.

        "CEO" means the Chief Executive Officer of the Company.

        "Change of Control" shall mean the date as of which: (a) a third person, including a "group" as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, acquires actual or beneficial ownership of shares of the Company having 15% or more of the total number of votes that may be cast for the election of Directors of the Company; or (b) as the result of any cash tender or exchange offer, merger or other business combination, sale of assets or contested election, or any combination of the foregoing transactions (a "Transaction"), the persons who were directors of the Company before the Transaction shall cease to constitute a majority of the Board of Directors of the Company or any successor to the Company.

        "Committee" means the Compensation Committee of the Board.

        "Control Measures" shall have the meaning as set forth in Section 8 of this Plan.

        "Covered Employee" shall have the meaning given to such term in Internal Revenue Code Section 162(m)(3) and any successor provision.

        "Incentive Award" means the cash award payable to a Participant as determined in accordance with Section 10 of this Plan and is the sum of the Objective Awards for each Objective Area.

        "Measurement Period" means the fiscal year of the Company.

        "Objective Areas" means the general areas for which Objectives may be established and shall include the Company Objective Area, Unit Objective Area and Individual/Function Objective Area.

        "Objective(s)" means the objective(s) established for each Participant.

        "Participant" shall have the meaning set forth in Section 5 of this Plan.

        "Percentage Weighting" shall have the meaning set forth in Section 7 of this Plan.

        "Performance Levels" shall have the meaning set forth in Section 6 of this Plan.

        "Objective Award" shall mean the amount determined by multiplying a Participant's base salary at the beginning of the Measurement Period, by the Percentage Weighting applicable for the Objective Area, by the Performance Percentage for the Performance Level achieved, and by the Target Incentive Award Percentage.

        "Target Incentive Award Percentage" means the target percentage of a Participant's base salary designated by the Committee in its sole discretion at the beginning of the Measurement Period, which percentage need not be the same for each Participant.

4.     ADMINISTRATION

        The Plan shall be administered by the Committee, which in its absolute discretion shall have the power to interpret and construe the Plan, and to resolve all questions arising hereunder. Any action by the Committee shall be final and conclusive as to all individuals affected thereby.

        The Committee may delegate to any officer or employee such ministerial or administrative duties relating to the Plan as deemed appropriate by the Committee. No member of the Committee or the CEO shall be liable for any act done or omitted to be done in connection with the Plan, except for willful misconduct or as expressly provided by statute.

5.     ELIGIBILITY

        The CEO, or the Committee in the case of the CEO and all officer employees, shall, in his/its sole discretion, specify in writing for each Measurement Period those officers and employees of the Company or any Affiliate who shall be eligible to participate in the Plan (the "Participants") for such Measurement Period based upon such Participants' opportunity to have a substantial impact on the Company's operating results. Nothing contained in the Plan shall be construed as or be evidence of any contract of employment with any Participant for a term of any length, or as a limitation on the right of the Company to discharge any Participant with or without cause. Notwithstanding the foregoing and without otherwise limiting the Committee's or the CEO's discretion to designate the officers and employees eligible to participate in the Plan, if a Change of Control occurs in a Measurement Period prior to the date the Objectives, Objective Areas, Performance Levels, Percentage Weightings, Control Measures and Target Incentive Award Percentages are established for such Measurement Period, the Objectives, Objective Areas, Performance Levels, Percentage Weightings and Target Incentive Award Percentages shall be established by the Committee for such Measurement Period for those officers and employees who were Participants in the Plan in the immediately preceding Measurement Period and such Objectives, Objective Areas, Performance Levels, Percentage Weightings, Target Incentive Award Percentages and any Control Measures established for such Participants shall be no less favorable than those established for each such Participant in the immediately preceding Measurement Period.

6.     OBJECTIVE AREAS AND PERFORMANCE LEVELS

        Prior to the beginning of each Measurement Period, or as soon thereafter as reasonably practicable, Objective(s) shall be established for each Participant in one or more Objective Areas.

        The Board shall establish the Objective(s) and any Control Measures in the Company Objective Area. The CEO, or the Committee in the case of the CEO, shall establish the Individual/Function Objective(s) and any Control Measures for all other Objective Areas, unless otherwise determined by the Committee.

        For each Objective there shall be established performance levels ("Performance Levels") which, whenever possible, shall consist of successively better standards or ranges, taking into consideration actual progress in the Measurement Period, in accomplishing the objective(s). These Performance Levels shall be defined as "Threshold", "Target", "Outstanding", and "Maximum". Performance below the "Threshold" level shall not result in the payment of an award.

        From time to time, it may be desirable to establish Objective(s) in such a manner that specific Performance Levels cannot be defined. In such cases, Performance Levels will be determined pursuant to Section 9 of this Plan.

        The Objective(s) in the Individual Objective Area for a Participant may be defined to include specific target areas on which such Participant should focus during the year.

        The original definition of any and all Objectives, Objective Areas, Performance Levels, Percentage Weightings and Control Measures shall not be changed during the Measurement Period, except by the approval of the person(s) who originally approved the same. When changes in the Company's accounting or internal reporting policies have the effect of making the financial results between two periods not fairly comparable for the purpose of properly measuring performance where Objectives are stated in financial terms, such results may be adjusted in such manner as shall be deemed fair and appropriate by the person(s) who originally approved the Objective.

        If during a Measurement Period, the Company, or any of its Affiliates, purchases substantially all of the assets or shares of a business owned by any other person or entity ("Business"), the earnings attributable to such Business, which are included in the Company's consolidated income statement for the Measurement Period, shall be taken into account in calculating achievement of any earnings Objective for the Measurement Period.

7.     OBJECTIVE AREA WEIGHTINGS

        Coincident with the establishment of Objective Areas, Objectives and Performance Levels, the CEO, or the Committee in the case of the CEO and all employees who are officers of the Company, shall establish a percentage weighting ("Percentage Weighting") applicable to each Objective Area, or, where applicable, to each Objective within an Objective Area. The total of all Percentage Weightings in all Objectives and/or Objective Areas for each Participant shall be 100 percent.

8.     CONTROL MEASURES

        At the time the Objectives are established, there may also be established certain conditions known as control measures ("Control Measures") which are either personal as to one individual, or general as to a group of individuals. Failure to fulfill a Control Measure may partially or totally deprive the individual to whom the Control Measure applies of the right to receive an award, notwithstanding the level of performance attained on any or all Objectives, or in any or all Objective Areas.

9.     ASCERTAINMENT OF PERFORMANCE LEVELS

        The Performance Level actually attained with respect to any Objective or Control Measure stated in financial terms, and the payment with respect thereto, shall be determined upon the completion of audited results of the Company and its subsidiaries by the person(s) who originally approved or defined such Objective or Control Measure, or the Committee if such person is no longer employed by or a director of the Company.

        When specific Performance Levels have not been defined in the Company Objective Area under Section 6 of this Plan, the Committee will determine the Performance Level attained following the end of the Measurement Period.

        The Performance Level attained with respect to any other Objective Area or Control Measure shall be determined and approved by the person(s) who originally approved or defined such Objective or Control Measure (or the Committee if such person is no longer employed by or a director of the Company) following the end of the Measurement Period.

        Notwithstanding the above, the Committee may, in its sole discretion, authorize that such determination of the Performance Levels attained be made prior to the end of the Measurement Period, and that the payment of awards be made pursuant to Section 12 of this Plan.

10.   AMOUNT OF INCENTIVE AWARD

        Except as otherwise hereinafter provided, the Incentive Award a Participant is eligible to receive is the sum of the values attributable to performance actually attained for each Objective or Objective Area ("Objective Award"), as determined by the following paragraphs.

        The amount of Objective Award a Participant is eligible to receive depends upon:

          (a)   Participant's base salary,

          (b)   the Percentage Weighting applicable to that Objective or Objective Area,

          (c)   the Performance Percentage which applies as a consequence of the Performance Level attained in that area, and

          (d)   the Target Incentive Award Percentage established for the Participant.

        The amount of the Objective Award for each Objective or Objective Area shall be determined by multiplying (a) times (b) times (c) times (d).

11.   ADJUSTMENT OF INCENTIVE AWARD

        Except as otherwise determined by the Committee, in its sole and absolute discretion, the amount of any Incentive Award may be adjusted by the CEO, or the Committee in the case of the CEO and employees who are officers of the Company, in his or its sole discretion, to more accurately reflect an individual Participants's performance during the Measurement Period.

        In the event of transfers to, from or between eligible positions, the amount of the Incentive Award may be reviewed, and may be adjusted or prorated, on such basis as shall be determined fair and appropriate by the Committee.

        With respect to Participants that are not Covered Employees, termination of employment for any reason other than Change of Control, death, retirement, or total and permanent disability during the Measurement Period shall result in a forfeiture of any Incentive Award attributable to performance during the Measurement Period in which termination occurred. Termination of employment because of a Participant's death or total and permanent disability during the Measurement Period shall result in the pro rata or other adjustment to the amount of the Incentive Award on such basis as shall be determined to be fair and appropriate by the Committee. Termination of employment within two years following a Change of Control shall result in the payment of a pro rata portion of the Incentive Award at the Target Performance Percentage, without regard to achievement or preestablished Objectives; however, the Committee shall have the right to increase the Incentive Award payable upon such termination as the Committee deems fair and appropriate.

        With respect to Participant who are also Covered Employees, termination of employment for any reason other than Change of Control, death, or total and permanent disability during the Measurement Period shall result in a forfeiture of any Incentive Award attributable to performance during the Measurement Period in which termination occurred. Termination of employment because of a Participant's death or total and permanent disability during the Measurement Period shall result in the pro rata or other adjustment to the amount of the Incentive Award on such basis as shall be determined to be fair and appropriate by the Committee. Termination of employment within two years following a Change of Control shall result in the payment of a pro rata portion of the Incentive Award at the Target Performance Percentage, without regard to achievement or preestablished Objectives; however, the Committee shall have the right to increase the Incentive Award payable upon such termination as the Committee deems fair and appropriate.

        Notwithstanding any provision of this Plan, no Incentive Award shall be paid to any Participant who, in any Measurement Period other than a Measurement Period occurring within two years following a Change of Control, has discharged the principal responsibilities of his or her position in an unsatisfactory manner.

12.   PAYMENT OF INCENTIVE AWARDS

        Incentive Awards shall be paid in one lump sum in cash in the first calendar quarter following the Measurement Period for which the Objectives were established. Notwithstanding the above, the Committee may make payments at such earlier times as it may, in its sole discretion, determine, and the Committee, or the CEO, in their sole discretion, will make such determinations as to performance, and establish procedures (including repayment of any overpayment which is determined after the completion of the final audit), implementing such early payment. The Company shall have the right to deduct from the payment any taxes required by law to be withheld thereon.

13.   MISCELLANEOUS

        (a)   Except as provided in this Plan, no right of any Participant shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, attachment, garnishment, execution, levy, bankruptcy, or any other disposition of any kind, whether voluntary or involuntary, prior to actual payment of an Incentive Award. No Participant or any other person shall have any interest in any fund, or in any specific asset or assets of the Company, by reason of an Incentive Award that has been made but has not been paid or distributed.

        (b)   The Board may, at any time, amend this Plan, order the temporary suspension of its application, or terminate it in its entirety, provided, however, that no such action shall adversely affect the rights or interests of Participants theretofore vested hereunder. Notwithstanding the foregoing, this Plan may not be amended, suspended or terminated within the two-year period following a Change of Control.

        (c)   The terms of the Plan shall be governed, construed, administered, and regulated by the laws of the State of Georgia and applicable Federal law. In the event that any provision of the Plan shall be determined to be illegal or invalid for any reason, the other provisions shall continue in full force and effect as if such illegal or invalid provision had never been included herein.

INVITATION TO STOCKHOLDERS

NOTICE OF 2009 ANNUAL MEETING

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS OF

SCHWEITZER-MAUDUIT INTERNATIONAL, INC.

April 23, 2009

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:

The Notice of Meeting, Proxy Statement and Proxy Card

are available at www.schweitzer-mauduit.com

Please sign, date and mail

your proxy card in the

envelope provided as soon

as possible.

Please detach along perforated line and mail in the envelope provided.

20230000000000001000 9	042309

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS

AND “FOR” APPROVAL OF THE ANNUAL INCENTIVE PLAN.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1.	Election of Class II Directors:

NOMINEES:
☐	FOR ALL NOMINEES	K. C. Caldabaugh
William A. Finn
☐	WITHHOLD AUTHORITY
FOR ALL NOMINEES

☐	FOR ALL EXCEPT
(See instruction below)

		FOR	AGAINST	ABSTAIN
2.	Approval of the Schweitzer-Mauduit International, Inc. Annual Incentive Plan.	☐	☐	☐

3.	In their discretion, the proxies are authorized to vote as described in the Proxy Statement and upon such other business as may properly come before the meeting.

This Proxy when properly executed will be voted in the manner directed by the undersigned stockholder. If no direction is made, this Proxy will be voted “FOR” Items 1 and 2.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

Please mark here if you plan to attend the meeting.  ☐

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here:

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:

Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

SCHWEITZER-MAUDUIT INTERNATIONAL, INC.

100 North Point Center East

Suite 600

Alpharetta, Georgia 30022-8246

COMMON STOCK PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

For Annual Meeting of Stockholders, April 23, 2009

The undersigned hereby appoints JOHN W. RUMELY, JR., PETER J. THOMPSON and  MARK A. SPEARS, and each of them, proxies with full power of substitution, to represent  and to vote as set forth herein all the shares of Common Stock of Schweitzer-Mauduit  International, Inc. (the “Corporation”) held of record by the undersigned on February 26,  2009, at the Annual Meeting of Stockholders of the Corporation, to be held at the  Corporation’s headquarters, 100 North Point Center East, Alpharetta, GA 30022 at  11:00 a.m. local time, on Thursday, April 23, 2009, and any adjournment thereof.

(Continued and to be signed on the reverse side)

14475

QuickLinks

PROPOSAL ONE ELECTION OF DIRECTORS
PROPOSAL TWO APPROVAL OF THE SCHWEITZER-MAUDUIT INTERNATIONAL, INC. ANNUAL INCENTIVE PLAN
COMPREHENSIVE COMPENSATION DISCUSSION & ANALYSIS
OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
OPTION EXERCISES AND STOCK VESTED
PENSION BENEFITS
NON-QUALIFIED DEFERRED COMPENSATION PLANS
POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL
SECURITY OWNERSHIP OF MANAGEMENT
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL HOLDERS
YOUR VOTE IS IMPORTANT
Appendix A